As filed with the Securities and Exchange Commission on January 17, 2008

File No. 333-146620

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAPPHIRE INDUSTRIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1159283
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sapphire Industrials Corp.

30 Rockefeller Plaza

62nd Floor

New York, New York 10020

(212) 632-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald G. Drapkin

Sapphire Industrials Corp.

30 Rockefeller Plaza

62nd Floor

New York, New York 10020

(212) 632-6000

(Name, address, including zip code, and telephone number, including area code, of agent for services)

Copies to:

Stacy J. Kanter, Esq.
Gregg A. Noel, Esq.	Bruce S. Mendelsohn, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Akin Gump Strauss Hauer & Feld LLP
Four Times Square	590 Madison Avenue
New York, New York 10036	New York, New York 10022
(212) 735-3000	(212) 872-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2008

PRELIMINARY PROSPECTUS

$800,000,000

SAPPHIRE INDUSTRIALS CORP.

80,000,000 Units

Sapphire Industrials Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as the initial business combination. It is our current intention to focus our efforts in identifying a prospective target business or businesses primarily on general industrial companies in North America. If we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional 12 months. In addition to the requirements of Delaware law, in order to extend the period of time to up to 36 months (i) holders of a majority of our common stock sold in this offering who vote at the meeting called for approving such extension must approve the extension and (ii) conversion rights shall be exercised with respect to less than 33.33% of the shares sold in this offering, each as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such period of 24 months (or up to 36 months if stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account to our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one share of common stock and one warrant. We are offering 80,000,000 units. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of common stock at a price of $7.00. The warrants will become exercisable on the later of the completion of the initial business combination and one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire four years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriter a 30-day option to purchase up to an additional 12,000,000 units to cover over-allotments, if any.

On October 2, 2007, Lazard Funding Limited LLC, our founding stockholder and a subsidiary of Lazard Ltd (which, collectively with its subsidiaries we refer to as “Lazard”), and our directors purchased an aggregate of 23,000,000 founder units, with such number of units giving effect to the split of the units that we expect to occur prior to the closing of this offering to ensure that the founder units comprise 20% of the outstanding units after this offering, each consisting of one share of common stock and one warrant with an initial exercise price of $7.50 per share, for an aggregate purchase price of $143,750 in a private placement. We will redeem up to an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit in the event that the underwriter does not fully exercise its over-allotment option so that founder units, in the aggregate, comprise 20% of our issued and outstanding units immediately after this offering.

Additionally, Lazard has committed to purchase from us an aggregate of 12,500,000 warrants with an initial exercise price of $7.50 per share at a price of $1.00 per warrant (for a total purchase price of $12,500,000). This purchase will take place on a private placement basis simultaneously with the closing of this offering. All of the proceeds we receive from the private placement will be placed in the trust account described in this prospectus and will be part of the funds distributed to our public stockholders in the event we are not able to complete an initial business combination. These “insider warrants” to be purchased by Lazard will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants have an exercise price of $7.50 per share, are non-redeemable so long as they are held by Lazard or its permitted transferees and Lazard has agreed that the insider warrants will not be sold or transferred by it (except to employees of Lazard or to our directors at the same cost per warrant originally paid by Lazard, and who agree to be bound by the same restrictions) until 90 days after the consummation of our business combination. In addition, prior to the closing of this offering, Lazard will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place limit orders for up to $37,500,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require Lazard to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and Lazard. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances.

Currently, there is no public market for our units, common stock or warrants. We have applied to list the units on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol FYR.U on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols FYR and FYR.WS, respectively. However, our securities may not continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 28 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have asked the underwriter to reserve 5,000,000 units in this offering for sale to Lazard at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000). The following table assumes that Lazard will purchase such units and that the underwriter has not exercised its over-allotment option.

	Per Unit	Total
Public offering price	$10.000	$800,000,000
Underwriting discounts and commissions(1)	$0.575	$43,125,000	(2)

Proceeds, before expenses, to us	$9.425	$756,875,000

(1)	Includes $0.370 per unit or $27,750,000 in the aggregate ($32,190,000 if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriter only on completion of an initial business combination, as described in this prospectus.

(2)	The underwriter will not receive any underwriting discounts or commissions on any units purchased by Lazard in this offering.

The underwriter is offering the units on a firm commitment basis. The underwriter expects to deliver the units to purchasers on or about                     , 2008. Of the proceeds we receive from this offering and the sale of the insider warrants described in this prospectus, which we estimate will be approximately $9.95 per share, or $795,600,000 in the aggregate (approximately $9.93 per share, or approximately $913,140,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account maintained by Mellon Bank, N.A., as account agent. These funds will not be released until the earlier of the completion of the initial business combination and our liquidation (which may not occur until 24 months from the date of this prospectus, or 36 months if such period is extended by a vote of our stockholders).

Citi

                    , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our” or “the company” refer to Sapphire Industrials Corp.;

•

references to “Lazard” refer to Lazard Ltd, a company incorporated under the laws of Bermuda, and its subsidiaries, including Lazard Funding Limited LLC, our founding stockholder, and Lazard Group LLC, a Delaware limited liability company (“Lazard Group”), that is the current holding company for Lazard Ltd’s businesses. Lazard Ltd has no material assets other than indirect ownership as of September 30, 2007 of approximately 48.3% of the common membership interests in Lazard Group and its controlling interest in Lazard Group.

•

The numbers of units, shares and warrants and the per unit, share and warrant information in this prospectus, with the exception of the historical financial statements presented on pages F-1 through F-10, reflect the split of the units that we expect to occur prior to the closing of this offering in order to ensure that the founder units comprise 20% of the outstanding units immediately following this offering.

•

“founder units” refers to the 23,000,000 units that Lazard and our directors originally purchased from us for $143,750 in October 2007, with such number of units giving effect to the split of units that we expect to occur prior to the closing of this offering;

•	“insider warrants” refers to the 12,500,000 warrants with an exercise price of $7.50 per share that we are selling privately to Lazard simultaneously with the closing of this offering;

•	“founder common stock” refers to the shares of our common stock included in the founder units;

•	“founder warrants” refers to the warrants to purchase shares of our common stock included in the founder units;

•

the term “public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in this offering or thereafter in the open market); and

•

the information in this prospectus assumes that (i) Lazard will purchase the 5,000,000 units that we have asked the underwriter to reserve for purchase by it in this offering and (ii) unless otherwise stated, the underwriter will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as the initial business combination. It is our current intention to focus our efforts in identifying a prospective target business or businesses primarily on general industrial companies in North America. We believe these types of companies are in line with Lazard’s investment banking expertise and are consistent with the significant experience and industry knowledge of Donald G. Drapkin, our chairman, chief executive officer and president, and therefore represent attractive acquisition candidates. To date, our efforts have been limited to organizational activities.

We will have access to the resources of Lazard that will help us in identifying a business combination. Lazard is a preeminent international financial advisory and asset management firm that specializes in crafting solutions to the complex financial and strategic challenges of its clients. Lazard focuses primarily on two businesses, financial advisory and asset management, and serves a diverse set of clients around the world, including corporations, partnerships, institutions, governments and high-net worth individuals. Lazard currently operates from 35 cities in key business and financial centers across 17 countries throughout North America, Europe, Asia, Australia and South America. We believe its relationships and experience will be an important resource to us as we seek and consummate the initial business combination.

Lazard offers corporate, partnership, institutional, government and individual clients across the globe a wide array of financial advisory services regarding mergers and acquisitions, restructurings and various other corporate finance matters. Lazard’s financial advisory segment advised on 51 and 34 M&A transactions involving gross consideration in excess of $1 billion in the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•

Established Companies with Proven Track Records.    We will generally seek to acquire established companies with strong historical financial performance. We will typically focus on companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth.

•

Companies with Strong Free Cash Flow Characteristics.    We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have or are expected to build predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•

Strong Competitive Industry Position.    It is our current intention to focus our efforts on the acquisition of general industrial companies in North America. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

•

Platform for Strong and Experienced Management Team.    We will seek to acquire businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of Lazard and Mr. Drapkin would also help us to access a management team that strengthens the business we acquire. We will focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of Mr. Drapkin and our other officers and directors will complement, not replace the target’s management team.

•

Diversified Customer and Supplier Base.    We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriter or other advisors. Our founding stockholder, Lazard, through its financial advisory business, as well as Mr. Drapkin, are continuously made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us and we will not consider a business combination with any company that has already been identified to Lazard as an acquisition candidate. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Effecting a Business Combination

We will have until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). The initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential revenues, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business or businesses have a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority (“FINRA”) with respect to the satisfaction of such criteria.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full). If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full). In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue equity securities in order to consummate a business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of the company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Private Placements and Future Purchases of Units

On October 2, 2007, we issued 23,000,000 founder units to Lazard and our directors, with such number of units giving effect to the split of the units that we expect to occur prior to the closing of this offering, for an aggregate purchase price of $143,750 in a private placement. Each unit includes one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50 per share. We will redeem up to an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit in the event that the underwriter does not fully exercise its over-allotment option so that founder units, in the aggregate, comprise 20% of our issued and outstanding units immediately after this offering.

The founder units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 3,000,000 founder units on a post-split basis are subject to redemption to the extent the over-allotment option is not exercised in full by the underwriter;

•

the founder units will be placed in escrow and the founder units, founder common stock and founder warrants are subject to the transfer restrictions and registration rights described in this prospectus;

•

the founder warrants have an exercise price of $7.50 per share and will become exercisable after the consummation of the initial business combination if and when the last sales price of our common stock exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following the initial business combination;

•

the founder warrants will not be redeemable by us as long as they are held by Lazard and our directors, or their permitted transferees, other than as part of a redemption of founder units to the extent the over-allotment option is not exercised in full by the underwriter;

•	the founder warrants will not expire until the fifth anniversary of the date of this prospectus;

•

Lazard and our directors have agreed to vote the founder common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the initial business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and to vote any other shares of common stock owned by them in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination;

•	Lazard and our directors will not be able to exercise conversion rights (as described below) with respect to the founder common stock; and

•

Lazard and our directors have agreed to waive their rights to participate in any liquidation distribution with respect to the founder common stock if we fail to consummate an initial business combination.

In addition, Lazard has committed to purchase from us an aggregate of 12,500,000 warrants with an exercise price of $7.50 per share at a price of $1.00 per warrant (for a total purchase price of $12,500,000). This purchase will take place on a private placement basis simultaneously with the closing of this offering. All of the proceeds we receive from the private placement will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $12,500,000 will be part of the liquidating distribution to our public stockholders, and the insider warrants will expire worthless.

The insider warrants will not be transferable or salable by Lazard (except to employees of Lazard or to our directors at the same cost per warrant originally paid by Lazard, and who agree to be bound by the same restrictions) until 90 days after we complete a business combination, and will be non-redeemable by us so long as they are held by Lazard or its permitted transferees. In addition, commencing on the date they become exercisable, the insider warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus, although the insider warrants may be exercised even if a registration statement registering the insider warrants and the shares issuable upon exercise of the insider warrants is not effective. With the exception of the terms noted above and the exercise price of $7.50 per share, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In addition, prior to the closing of this offering, Lazard will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Exchange Act pursuant to which it will place limit orders for up to $37,500,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require Lazard to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and Lazard. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Lazard has agreed to vote all shares of common stock purchased pursuant to such limit orders in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. As a result, Lazard may be able to influence the outcome of our initial business combination. Lazard will not be permitted to exercise conversion rights with respect to these shares but it will participate in any liquidation distribution with respect to any shares of common stock purchased pursuant to such limit orders. Lazard has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to this agreement until 180 days after we have completed an initial business combination.

We have asked the underwriter to reserve 5,000,000 units in this offering for sale to Lazard at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000). Subject to certain exceptions described herein, Lazard has agreed that any such units purchased in this offering will not be sold or transferred by it until 180 days after the consummation of our business combination. Lazard has agreed to vote all of the shares of common stock included in such units in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. If Lazard purchases such units, we will receive the entire aggregate gross proceeds from this purchase and the underwriter will not receive any underwriting discounts or commissions on these units. If Lazard does not purchase such units, they will be sold to the public.

Our executive offices are located at 30 Rockefeller Plaza, 62nd Floor, New York, New York 10020, and our telephone number is (212) 632-6000.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 28 of this prospectus.

Securities offered	80,000,000 units, at a price of $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable. In no event will Citigroup Global Markets Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the closing of this offering, which is anticipated to take place four business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K, to provide updated financial information to reflect the exercise and closing of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.

The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Securities to be sold to Lazard

On October 2, 2007, Lazard and our directors purchased an aggregate of 23,000,000 founder units, with such number of units giving effect to the split of the units that we expect to occur prior to the closing of this offering, with each such founder unit comprised of one share of common stock and one warrant, for an aggregate purchase price of $143,750 in a private placement. This includes an aggregate of 3,000,000 founder units on a post-split basis that are subject to redemption by us to the extent that the underwriter’s over-allotment option is not exercised in full. The founder units are identical to the units being sold in this offering, except that (1) up to an aggregate of 3,000,000 founder units on a post-split basis are subject to redemption to the extent the over-allotment option is not exercised in full by the underwriter, (2) the founder units will be placed in escrow and the founder units, founder common stock and founder warrants are subject to the transfer restrictions and registration rights described in this prospectus, (3) the founder warrants have an exercise price of $7.50 per share and will become exercisable after the consummation of the initial business combination if and when the last sales price of our common stock exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following the initial business combination, (4) the founder warrants will not be redeemable by us as long as they are held by Lazard and our directors, or their permitted transferees, other than as part of a redemption of founder units to the extent the over-allotment option is not exercised in full by the underwriter, (5) the founder warrants will not expire until the fifth anniversary of the date of this prospectus and will be exercisable even in the absence of an effective registration statement registering the founder warrants and the underlying shares of common stock, (6) Lazard and our directors have agreed to vote the founder common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the initial business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and to vote any other shares of common stock owned by them in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, (7) Lazard and our directors will not be able to exercise conversion rights with respect to the founder common stock, and (8) Lazard and our directors have agreed to waive their rights to participate in any liquidation distribution with respect to the founder common stock if we fail to consummate an initial business combination.

Lazard has committed to purchase 12,500,000 insider warrants at a price of $1.00 per warrant (for a total purchase price of $12,500,000) pursuant to a letter agreement among us and Lazard. This purchase will take place on a private placement basis simultaneously with the closing of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the insider warrants will have an exercise price of $7.50 per share, are non-redeemable so long as they are held by Lazard or its permitted transferees and Lazard has agreed, pursuant to the letter agreement, that the insider warrants will not be sold or transferred by it (except to employees of Lazard or to our directors at the same cost per warrant originally paid by them who agree to be bound by the same restrictions) until 90 days after the consummation of our business combination and the insider warrants will be exercisable even in the absence of an effective registration statement registering the insider warrants and the underlying shares of common stock. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of the initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $12,500,000 purchase price of the insider warrants will become part of the distribution to our public stockholders and the insider warrants will expire worthless.

We have asked the underwriter to reserve 5,000,000 units in this offering for sale to Lazard at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000). Subject to certain exceptions described herein, Lazard has agreed that any such units purchased in this offering will not be sold or transferred by it until 180 days after the consummation of our business combination. Lazard has agreed to vote all of the shares of common stock included in such units in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. If Lazard purchases such units, we will receive the entire aggregate gross proceeds from this purchase and the underwriter will not receive any underwriting discounts or commissions on these units. If Lazard does not purchase such units, they will be sold to the public.

In addition, prior to the closing of this offering, Lazard will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Exchange Act pursuant to which it will place limit orders for up to $37,500,000 of our common stock commencing two business days after we file a proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require Lazard to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and Lazard. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Lazard has agreed to vote all shares of common stock purchased pursuant to such limit orders in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. As a result, Lazard may be able to influence the outcome of our initial business combination. Lazard will not be permitted to exercise conversion rights with respect to these shares but it will participate in any liquidation distribution with respect to any shares of common stock purchased pursuant to such limit orders. Lazard has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to this agreement until 180 days after we have completed an initial business combination.

Units:

Number outstanding before this offering	23,000,000 units[1]

Number to be outstanding after this offering	100,000,000 units[2]

Common stock:

Number outstanding before this offering	23,000,000 shares[3]

Number to be outstanding after this offering	100,000,000 shares[4]

Warrants:

Number outstanding before this offering	23,000,000 warrants with an exercise price of $7.50 per share[5]

Number to be sold to Lazard	12,500,000 warrants with an exercise price of $7.50 per share

Number to be outstanding after this offering and sale to Lazard	112,500,000 warrants: 32,500,000 warrants with an exercise price of $7.50 per share and 80,000,000 warrants with an exercise price of $7.00 per share[6]

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.00 per share for each warrant sold in this offering, $7.50 per share for each founder warrant and insider warrant

[1]

Units outstanding that were purchased by Lazard and our directors on October 2, 2007, with such number of units giving effect to the split of the units that we except to occur prior to the closing of this offering.

[2]

Assumes the over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit as a result thereof.

[3]

Shares outstanding as part of the founder units that were purchased by Lazard and our directors on October 2, 2007, with such number of shares giving effect to the split of the units that we expect to occur prior to the closing of this offering.

[4]

Assumes the over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit as a result thereof.

[5]

Warrants outstanding as part of the founder units that were purchased by Lazard and our directors, with such number of warrants giving effect to the split of the units that we expect to occur prior to the closing of this offering.

[6]

Assumes the over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit as a result thereof.

Exercise period	The warrants offered in this offering will become exercisable on the later of:

•	the completion of the initial business combination, and

•	one year from the date of this prospectus;

•	provided in each case that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants (except for the founder warrants) will expire at 5:00 p.m., New York time, four years from the date of this prospectus or earlier upon redemption.

On the exercise of any warrant, the warrant exercise price, if paid in cash, will be paid directly to us and not placed in the trust account.

Cashless Exercise

The warrants will be exercisable by paying the exercise price in cash or on a “cashless basis,” whereby holders of warrants will pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the “fair market value.” The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of a warrant or a warrant redemption.

Redemption

At any time while the warrants are exercisable and there is an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants sold as part of the units in this offering, we may redeem the outstanding warrants (except as described below with respect to the founder warrants and the insider warrants):

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $13.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.50 trigger price as well as the $7.00 warrant exercise price after the redemption notice is issued. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

Conflicts of Interest

Lazard undertakes a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which Lazard has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Lazard.

Lazard currently operates a merchant banking business in France, which is regulated as part of its Paris-based banking affiliate. We believe that Lazard’s French merchant banking business generally targets transactions of a smaller size that would not be suitable for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, we may compete with Lazard’s French merchant banking business for one or more of such targets. In addition, if Lazard’s French merchant banking business were to participate in a transaction with other investors in the acquisition of a larger target, such group of investors may be in direct competition with us for a possible target for our initial business combination. In addition, certain current and former managing directors of Lazard, including its named executive officers, are the sole shareholders of LFCM Holdings, the parent company of

Lazard Alternative Investments Holdings LLC (“LAI”), which operates a number of investment vehicles that could compete with us for acquisition targets. Lazard has also entered into a business alliance agreement pursuant to which it has the option to acquire the merchant banking business of LAI. Lazard may also choose to operate, or have an interest in, investment entities similar to us or that otherwise compete with us in the future.

Other clients of Lazard’s advisory business may also compete with us for investment opportunities meeting our investment objectives. If Lazard is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within Lazard, including by Mr. Drapkin, Mr. Taylor, Mr. Ward and other persons who may make decisions for the company, may be suitable for both us and for an investment banking client or a current or future Lazard internal investment vehicle, including other blank check companies in which Lazard may participate, and may be directed to such client or investment vehicle rather than to us. Lazard’s advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If we are permitted to pursue the opportunity, Lazard’s interests or its obligations to the seller will diverge from our interests. Neither Lazard nor members of our management who are also employed by Lazard have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered in writing to our management solely in their capacity as an officer or director of the company. Lazard and/or our management, in their capacities as officers or managing directors of Lazard or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future Lazard internal investment vehicles, including other blank check companies in which Lazard may participate, or third parties, including clients of Lazard, before they present such opportunities to us. In addition, Lazard’s chief executive officer and chairman, Bruce Wasserstein, is chairman of Wasserstein & Co., LP, an independent private equity and investment firm that may compete with us. In addition, our independent directors may have pre-existing duties or obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to the company, unless such opportunity was expressly offered to the independent director solely in his capacity as a director of the company.

Proposed American Stock Exchange
symbols for our:

Units	• FYR.U

Common stock	• FYR

Warrants	• FYR.WS

Offering proceeds and insider warrant private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation

We estimate that approximately $795,600,000, or approximately $9.95 per unit ($913,140,000, or approximately $9.93 per unit, if the underwriter’s over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the insider warrants will be placed in a trust account maintained by Mellon Bank, N.A., acting as account agent pursuant to an agreement to be signed on the date of this prospectus. This amount of proceeds from this offering also includes $27,750,000 of underwriting discounts and commissions payable to the underwriter in the offering that is being deferred, or $32,190,000 if the underwriter’s over-allotment option is exercised in full. The underwriter has agreed that such amount will not be paid unless and until we consummate a business combination.

Upon the consummation of the initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriter out of the proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or businesses and the negotiation of an agreement to acquire a target business or businesses.

Notwithstanding the foregoing, there can be released to us (1) from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $6,000,000 to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations and (2) funds to be used to make payments to stockholders who exercise their conversion right in connection with an extension of our corporate existence that is effected. In addition to these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $125,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if paid in cash, will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources

We believe that, following the closing of this offering, the $125,000 of net proceeds not held in the trust account, plus up to $6,000,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary to pay our tax obligations, will be sufficient to allow us to operate for the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time.

Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses and, therefore, our liquidation.

We anticipate that we will incur approximately:

•

$4,440,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations by our officers and directors or others, structuring and negotiating of a business combination;

•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

up to $360,000 for the administrative fee payable to Lazard ($15,000 per month for up to 24 months) (or if the time period within which we may complete our initial business combination is extended to 36 months after the date of this prospectus, $540,000); and

•	$1,125,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $400,000 for director and officer liability insurance premiums.

These amounts are estimates and may differ materially from our actual expenses.

If we are unable to complete a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus and are forced to liquidate, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Lazard has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and has agreed not to seek repayment for such expenses.

Limited payments to insiders

There will be no fees or other cash payments paid by us to Lazard or our officers or directors prior to, or for any services they render in order to effectuate, the consummation of a business combination other than the following and those approved by the audit committee as provided below:

•	repayment of an aggregate of $100,000 note made by Lazard, which accrues interest at a rate of 3.60% per annum;

•

payment of $15,000 per month to Lazard for certain services, as well as the use of certain limited office space, including a conference room, in New York City commencing on the date of this prospectus and ending on the earlier of our consummation of our initial business combination or our liquidation; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Except as listed above, our audit committee will review and approve any other reimbursements, payments and fees made to our existing stockholders, officers, directors, Lazard or their affiliates in excess of $300,000 in the aggregate in any fiscal quarter, and any such reimbursements, payments or fees made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director or directors abstaining from such review and approval.

All amounts held in the trust account that are not paid to converting stockholders as a result of their shares being converted to cash, released to us in the form of interest income or payable to the underwriter for deferred discounts and commissions will be released to us on closing of the initial business combination

All amounts held in the trust account that are not (1) distributed to public stockholders who exercise their conversion rights (as described below) as their shares are converted to cash or (2) previously released to us as interest income for our working capital requirements and tax obligations, will be released to us upon the closing of the initial business combination, subject to compliance with the conditions to consummating a business combination that are described below. We will use a portion of these funds to pay the underwriter its deferred underwriting discounts and commissions that are equal to 3.70% of the gross proceeds of this offering excluding any units purchased by Lazard in this offering, or $27,750,000 (or $32,190,000 if the underwriter’s over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

Amended and Restated Certificate of Incorporation

As discussed below, there will be specific provisions in our amended and restated certificate of incorporation that may not be amended without the affirmative vote of all stockholders prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions which will be contained in Article Sixth of our amended and restated certificate of incorporation as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation will also provide that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination as set forth below but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life in 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve initial business combination

Our amended and restated certificate of incorporation will provide that we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus, Lazard and our directors have agreed to vote the shares of common stock included in their founder units in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by Lazard, including pursuant to the limit orders described in this prospectus. Lazard has agreed to vote all shares of common stock acquired by it in this offering or in the open market in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. We will proceed with a business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (which includes the votes relating to common stock included in the units purchased by Lazard in this offering and any shares of common stock purchased by Lazard in the open market, including pursuant to the limit orders described in this prospectus) and (2) conversion rights have been exercised with respect to less than 33.33% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to 33.33% less one share of the stock purchased in this offering may exercise their conversion rights and the business combination will still go forward and this provision of our amended and restated certificate of incorporation may not be amended without the affirmative vote of all of our stockholders.

Our threshold for conversion rights has been established at 33.33%, although a lower threshold is more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. However, the 33.33% threshold entails certain risks described under the headings, “Risk Factors—The ability of our stockholders to exercise their conversion rights, on a cumulative basis, may not allow us to effectuate the most desirable business combination or optimize our capital structure.” Such restriction on conversion rights is more fully described under the caption “Prospectus Summary—Conversion rights for stockholders voting to reject the initial business combination or an extension of the time period within which we must complete the initial business combination.”

Possible extension of time to consummate a business combination to up to 36 months

Unlike other blank check companies, if we have entered into a definitive agreement relating to an initial business combination within 24 months following the consummation of this offering (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may seek up to a 12-month extension to complete our initial business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. In addition to the requirements of Delaware law, approval of any extension will require the affirmative vote of the majority of the votes cast by holders of our common stock sold in this offering who vote at the special (or annual) meeting called for the purpose of approving such extension. In connection with the vote required for any such extension, Lazard and our directors have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by Lazard, including pursuant to the limit orders described in this prospectus. Lazard has agreed to vote all shares of common stock acquired by it in this offering or in the open market in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. If we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. However, we will not effect the extension if 33.33% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete our initial business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 33.33% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to 12 months in which to complete the initial business combination. We will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 36 months.

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights may vote on the initial business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extension, at the end of the extended period of up to 36 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for stockholders voting to reject the initial business combination or an extension of the time period within which we must complete the initial business combination

Our amended and restated certificate of incorporation will provide that public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $9.95 per share, or approximately $9.93 per share if the over-allotment option is exercised in full), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. In addition, any stockholders voting against the proposed extension of the time period within which we must complete our initial business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. We view these requirements as obligations to our stockholders and will not take any action to amend or waive these provisions in our amended and restated certificate of incorporation. Lazard and our directors will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or comprising part of the founder units or purchased by them in this offering or in the open market. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote is held to approve our initial business combination or an extension of the time period within which we may complete our initial business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us, our management or our initial stockholders at a premium to the then current market price. By eliminating any stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete our business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or the extension and the business combination is approved and completed or the extension is approved. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the date of the vote on the business combination or the extension or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $50 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or extension will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the date of the vote on the business combination or the extension to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on the initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. If the initial business combination is not approved or completed for any reason or the extension is not approved, then public stockholders voting against the initial business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.05 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the open market at a price in excess of $9.95 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriter will be paid the full amount of its deferred underwriting compensation at the time of the consummation of the initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriter.

Liquidation if no business combination

As described above, our amended and restated certificate of incorporation will provide that if we have not consummated a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including Lazard and our directors to the extent they have purchased shares in this offering or in the open market) the amount in our trust account plus any remaining net assets.

The per-share distribution from the trust account, if we liquidate, may be less than $9.95, plus interest then held in the trust account, for the following reasons:

•	Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We may not be able to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business or businesses) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Lazard has agreed to have personal liability to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, it may not be able to satisfy those obligations, if it is required to do so. Furthermore, Lazard will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business or businesses).

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors. Lazard and our directors have waived their rights to participate in any liquidation distribution with respect to their founder units. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Lazard has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and has agreed not to seek repayment for such expenses.

Escrow of Lazard’s and our directors’ securities

On the date of this prospectus, Lazard and the other holders of founder units will place their founder units and insider warrants into an escrow account maintained by Mellon Investor Services LLC, acting as escrow agent. Any additional securities of the company acquired by Lazard or our officers and directors, either in this offering or thereafter, will also be placed into escrow. Subject to certain limited exceptions (such as transfers (1) to employees of Lazard or us, (2) to an entity’s members upon its liquidation, (3) to relatives and trusts for estate planning purposes or (4) by private sales with respect to up to 33% of the founder units made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased from us, in each case where the transferee agrees to the terms of the escrow agreement), these securities will not be transferable during the escrow period and will not be released from escrow until, in the case of (i) the founder units, one year after the consummation of the initial business combination, (ii) the insider warrants, the 90th day after the consummation of the initial business combination and (iii) the 5,000,000 units that we have asked the underwriter to reserve for purchase by Lazard in this offering, if any, the shares purchased in the open market, including pursuant to the limit orders described in this prospectus, if any, the 180th day after the consummation of the initial business combination.

Audit Committee to monitor compliance

Effective upon the closing of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount

We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as stand-alone public entities. We intend to utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration to be paid in the initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more companies. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. Our belief may not be correct, we may not be able to successfully identify acquisition candidates, we may not be able to obtain any necessary financing and we may not be able to consummate a transaction with one or more operating companies.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. Our only revenues following this offering, and until we complete a business combination, will be from interest generated from our trust investments. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990 and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 28 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of October 2, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(350,232)	$768,099,768
Total assets	450,000	768,099,768
Total liabilities	450,232	—
Value of common stock which may be converted to cash	—	265,173,470
Stockholders’ equity (deficit)	(232)	502,926,298

(1)	Includes the $12,500,000 we will receive from the sale of the insider warrants and assumes the payment of $27,750,000 of deferred underwriter’s discounts and commissions to the underwriter.

The “as adjusted” information gives effect to the sale of the units we are offering, assuming the over-allotment option has not been exercised, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

We estimate that the “as adjusted” working capital and total assets amounts include the $767,850,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. This amount is exclusive of $27,750,000 of deferred underwriting discounts and commissions payable to the underwriter in the offering only if we consummate a business combination, which will also be held in the trust account. If a business combination is not so consummated, the trust account, which we estimate will include approximately $795,600,000 of net proceeds from the offering, including $12,500,000 of proceeds from the private placement of the insider warrants, plus accrued interest on such amounts, less (1) up to $6,000,000 that may be released to us to fund our expenses and other working capital requirements, (2) any amounts released to us to pay our income or other tax obligations and (3) any amounts previously paid to stockholders who exercised their conversion right in connection with an extension of our corporate existence, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 33.33% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights, with such 33.33% determined on a cumulative basis with any shares that may have been so converted in connection with any stockholder vote to extend the time period within which we must complete our initial business combination. Accordingly, we may effect a business combination if public stockholders owning up to 33.33% less one share of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 33.33% less one share of the 80,000,000 shares sold in this offering, or 26,663,999 shares of common stock, at an initial per-share conversion price of approximately $9.95, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriter will be paid the full amount of its deferred underwriting compensation at the time of the consummation of the initial business combination, the company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriter.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination. If we expend all of the $125,000 in proceeds from this offering not held in trust and interest income earned of up to $6,000,000 (net of income taxes on such interest) on the balance of the trust account that may be released to us to fund our working capital requirements in seeking a business combination, but fail to complete such a combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of October 2, 2007, we had $100,000 in cash and a working capital deficiency of $350,232. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate a business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Our amended and restated certificate of incorporation will provide that we will have 24 months in which to complete a business combination. If we have entered into a definitive agreement with respect to an initial business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to complete the initial business combination within 24 months, we may seek stockholder approval to extend the period of time to consummate an initial business combination by up to 12 months. In such case, we will present such proposal to our stockholders. The time period in which we must complete our initial business combination will not be extended unless, in addition to the requirements of Delaware law, (i) holders of a majority of our common stock sold in this offering who vote at the meeting called for approving such extension, approve the extension and (ii) conversion rights are exercised with respect to less than 33.33% of the shares sold in this offering. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements will be set forth in Article Sixth of our amended and restated certificate of incorporation and may not be amended without the affirmative vote of all stockholders except in connection with, and upon closing of, the initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business or businesses.

Unlike other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to up to 36 months. As a result, your funds may be held in the trust account for up to three years.

Unlike other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to up to 36 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Without the option of extending to up to 36 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extension to up to 36 months is approved by our stockholders as described in this prospectus, we will have up to an additional 12 months beyond the 24-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for 36 months and thus delay the receipt by you of your funds from the trust account on liquidation.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

Approximately $16,775,000 (or $19,235,000 if the over-allotment option is exercised in full) of the gross proceeds of this offering and the sale of the insider warrants will be used to pay a portion of the underwriting discounts and commissions as well as filing, listing, legal, accounting and other fees and expenses associated with this offering. In addition, $125,000 of the gross proceeds of this offering will be held outside the trust for our operational needs, up to $6,000,000 of the interest income of the trust may be released to us to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements, and any additional amounts of interest income we may need to pay our income or other tax obligations may also be released to us. If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be no more than $9.95 per share (or approximately $9.93 per share if the over-allotment option is exercised in full) because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination, unless interest income or other gains in the trust account serve to increase such amount. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) before receiving liquidation distributions.

We have 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto, and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may need to raise additional funds in order to consummate our initial business combination and may not be able to arrange financing on favorable terms.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise their conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to obtain third party financing for either situation. We may not be able to obtain such third party financing on terms favorable to us if at all.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

We may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may arise later. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), we may be unable to complete a business combination.

We believe that, following the closing this offering, the $125,000 of funds available to us outside of the trust account, plus the $6,000,000 of interest earned on the funds held in the trust account that may be available to us in addition to amounts we may withdraw to satisfy tax liabilities, will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time. However, actual operating expenses could differ materially from our estimates. We could use a portion of the funds available to us to pay commitment fees for financing or fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The estimated $755,350,000 of net offering proceeds plus the $12,500,000 we will receive from the sale of the insider warrants and $27,750,000 in deferred underwriting discounts held in trust will only be invested in accordance with the terms of the trust agreement, which requires the account agent, upon our written instruction, to invest and reinvest the proceeds in the trust account in (a) a Mellon Bank, N.A. money market deposit account or (b) one or more money market funds we select for which The Dreyfus Corporation, an affiliate of the account agent, or any subsidiary or affiliate thereof serves as investment advisor, administrator, shareholder servicing agent, custodian or subcustodian and (c) upon our written request, the account agent shall be required to (x) invest such requested amount directly in United States treasury bonds, bills or notes identified by us and (y) sell, transfer or otherwise dispose of treasuries identified by us, provided, that the amount of treasuries held at any time may not exceed $10 million. Such money market funds must invest principally either in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the United States. The current range of interest rates for such types of investments is approximately 3% to 5% per year. A decline in interest rates could result in the trust receiving lower interest proceeds and therefore less available funds upon liquidation for an initial business combination.

A decline in interest rates applicable to amounts included in the trust account could limit the amount available to fund our search for one or more target businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete the initial business combination.

Of the net proceeds of this offering, only $125,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete the initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from Lazard to operate or may be forced to liquidate. Lazard is under no obligation to advance funds in such circumstances.

We may in the future hire consultants or advisors on a contingent basis, who would only receive payment in the event a business combination occurred and therefore they might be viewed as having an interest in such business combination occurring.

We may in the future hire consultants or advisors to assist us with our search for a target business or businesses or otherwise advise us in connection with our initial business combination and any compensation payable to such persons may be contingent upon the closing of our initial business combination. As a result, such consultants and advisors who provide advice to us would only receive compensation if a business combination occurred and therefore they might be viewed as having an interest in such business combination occurring.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.95 per share (or approximately $9.93 per share, if the underwriter’s over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements.

Pursuant to a letter agreement to be entered into by Lazard prior to the closing of this offering, Lazard has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us but only if such entities have not waived any claims they have against the trust account. Lazard will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who execute a waiver even if the waiver is subsequently found to be invalid or unenforceable. Lazard’s indemnification also does not extend to any third-party claims that are not for money owed by us for services rendered or contracted for, such as tort claims or as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Further, while Lazard’s obligation to indemnify is not limited to any maximum dollar amount, Lazard is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $9.95 per share (or $9.93 per share, if the underwriter’s over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them and stockholders’ liability to third parties could extend indefinitely because we do not intend to comply with the liquidation procedures set forth in Section 280 of the Delaware General Corporation Law.

If we are unable to complete a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the closing of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the closing of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders (including Lazard and our directors to the extent they have purchased shares in this offering or in the open market) promptly after 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, or such exercise may not be registered, qualified or deemed exempt under the securities laws of the state of residence of the holder, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise.

We expect that stand-alone acquired company and pro forma combined financial statements will be required in connection with our initial business combination as well as for any significant subsequent business combinations or significant acquisitions. In connection with any such combination or other acquisition, we may be unable to maintain a current prospectus because stand-alone acquired company and/or pro forma combined financial statements may not be available on an immediate or timely basis.

In addition, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact.

If the prospectus relating to the common stock issuable upon the exercise of the warrants sold in this offering is not current or the exercise of such warrants is not registered, qualified or exempt under the laws of the state of residence of the holder or prospective holder, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, the insider warrants, as well as warrants comprising part of the founder units, may be exercisable for unregistered shares of common stock even if no registration relating to the common stock issuable upon exercise of the warrants is effective and current.

If we redeem the warrants sold in this offering, the insider warrants and the founder warrants, which are non-redeemable while held by Lazard, our directors and their permitted transferees, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

The warrants sold in this offering may be called for redemption at any time while the warrants are exercisable and there is an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of our common stock equals or exceeds $13.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

As a result of the insider warrants and the founder warrants not being subject to the redemption features that our publicly-held warrants are subject to while such warrants are held by Lazard, our directors and their permitted transferees, holders of the insider warrants and the founder warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem the publicly-held warrants.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company, we may be affected by numerous risks inherent in the business operations of such entities. Although our management will evaluate the risks inherent in a particular target business, they may not properly ascertain or assess all of the significant risk factors inherent in a particular industry or target business. An investment in our units may ultimately prove to be less favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a collective fair market value of at least 80% of the balance in the trust account (exclusive of deferred underwriting discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full), and the limitations set forth below, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates, though it is our current intention to focus primarily on general industrial companies in North America.

Mr. Drapkin’s agreement with his prior employer, MacAndrews & Forbes Holdings Inc., or M&F, provides that, with certain exceptions, he may not, until April 25, 2009, advise, engage in (as a principal, partner, director, officer, agent, employee consultant or otherwise), or be financially interested in any company which derived more than 50% of its net revenues and operating income for such company’s most recent fiscal year from a business or businesses that are directly competitive with any operating business of M&F owned as of April 25, 2007. Mr. Drapkin’s agreement also restricts him from engaging in an acquisition of any of Allied Security Holdings, LLC, Clarke American Corp., M&F Worldwide Corp., Revlon Consumer Products Corporation, Revlon, Inc. or Scientific Games Corporation. It is our current intention to focus our efforts in identifying a prospective target business or businesses primarily on general industrial companies in North America. We do not, and Mr. Drapkin has advised us that he does not, intend to take any action that would result in a violation by Mr. Drapkin of the terms of his agreement with M&F. According to a registration statement filed by a company organized by M&F, M&F has interests in the following entities: AlliedBarton Security Services; AM General; Deluxe Entertainment Services Group Inc.; M&F Worldwide Corp. (which owns and manages Harland Clarke Corp., Harland Financial Solutions, Scantron Corporation, and Mafco Worldwide Corp.); Panavision; Revlon; Scientific Games Corporation; SIGA Technologies, Inc.; and TransTech Pharma Inc. See “Proposed Business—Effecting a Business Combination–We have not identified a target business or target industry.”

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless our board of directors is unable to independently determine the fair market value.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target business if our board of directors independently determines that the target business complies with the 80% threshold.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with members of our management team, conflicts of interest could arise.

Members of our management team either currently have, or may in the future have, affiliations with companies that we may seek to acquire. Both of our current officers are also employees of Lazard Frères & Co. LLC, an affiliate of our founding stockholder. Mr. Drapkin serves as Vice Chairman of Lazard International and as Chairman of Lazard’s investment committee, and Mr. Taylor is a Managing Director of Lazard Frères & Co. LLC and both may participate in transactions at and have obligations to clients of Lazard that may be in conflict or competition with our consummation of an initial business combination. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA that a business combination with an affiliated entity is fair to our stockholders from a financial point of view and to have any such transaction approved by a majority of our directors who do not have an interest in such transaction and our audit committee, which will be comprised of independent directors, potential conflicts of interest may still exist, and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would have been absent any conflicts of interest.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and could cause a change in control of our ownership.

Our amended and restated certificate of incorporation will authorize the issuance of up to 600,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriter’s over-allotment option), there will be 387,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that 33.33% or more of our public stockholders vote against the business combination and opt to have us convert their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our chairman of the board, chief executive officer and president, Mr. Drapkin. We believe that our success depends on the continued service of Mr. Drapkin, at least until we have consummated a business combination. Mr. Drapkin also currently serves as Vice Chairman of Lazard International and as Chairman of Lazard’s investment committee. Mr. Drapkin intends to devote as much time as he deems necessary to properly conduct our affairs. We expect Mr. Drapkin will typically devote an average of 15 to 20 hours per week to our business.

However, Mr. Drapkin may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Although Mr. Drapkin is expected to hold 4,000,000 founder units after the offering (assuming the underwriter’s over-allotment option is not exercised), such holdings are significantly smaller than are typical for the founding chief executive officer in a blank check company and may not provide Mr. Drapkin with the sufficient incentives to continue his role at the company. In connection with this offering, Mr. Drapkin has agreed that he will continue to serve as chairman and chief executive officer until the earlier of consummation of our initial business combination or our liquidation. However, he could resign at any time without forfeiting his units. In addition, we do not have key-man insurance on the life of Mr. Drapkin. The unexpected loss of the services of Mr. Drapkin could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business or businesses in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business or businesses.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate the initial business combination, neither Lazard nor our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $6,000,000 that may be released to us as working capital. We do not have a policy that prohibits Lazard or our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of Lazard or our officers or directors could influence our officers’ and directors’ motivation in selecting a target business or businesses and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Reimbursement for any out-of-pocket expenses incurred by Lazard and its affiliates, as well as our officers, directors and any of their affiliates, in connection with activities on our behalf, such as searching for and identifying potential target businesses as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners, will be paid by us out of the funds not held in trust and the $6,000,000 of interest earned on the trust account available to us and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.”

Lazard or other entities with overlapping ownership or management may represent either a client in competition with us to acquire potential target businesses or potential target businesses, thereby causing conflicts of interest as to our knowledge of or ability to pursue potential targets. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Lazard undertakes a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which Lazard has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Lazard.

Lazard currently operates a merchant banking business in France, which is regulated as part of its Paris-based banking affiliate. In addition, certain current and former managing directors of Lazard, including its named executive officers, are the sole shareholders of LFCM Holdings, the parent company of LAI, which operates a number of investment vehicles that could compete with us for acquisition targets. Lazard has also entered into a business alliance agreement pursuant to which it has the option to acquire the merchant banking business of LAI. Lazard may also choose to operate, or have an interest in, investment entities similar to us or that otherwise compete with us in the future. Neither Lazard nor members of our management who are also employed by Lazard have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered in writing to our management solely in their capacity as an officer or director of the company. Lazard and/or our management, in their capacities as officers or managing directors of Lazard or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future Lazard internal investment vehicles, including other blank check companies in which Lazard may participate, or third parties, including clients of Lazard, before they present such opportunities to us. In addition, Lazard’s chief executive officer and chairman, Bruce Wasserstein, is chairman of Wasserstein & Co., LP, an independent private equity and investment firm that may compete with us. In addition, Mr. Drapkin, our chairman, chief executive officer and president, is currently Vice Chairman of Lazard International and Chairman of Lazard’s investment committee. As a result, Mr. Drapkin may be subject to similar conflicts that may arise from the competing roles of Lazard and its affiliates in the course of their respective businesses and as principal stockholder of the company. These conflicts may not be resolved in our favor.

Our independent directors may have pre-existing duties or obligations that prevent them from presenting otherwise suitable target businesses to us.

Our independent directors, Thomas Dooley, R. Ian Molson, David M. Schizer and Ronald J. Kramer, may have pre-existing duties or obligations that prevent them from presenting otherwise suitable target businesses to us. Mr. Dooley is the Chief Financial Officer, Senior Executive Vice President, Chief Administrative Officer and Director of Viacom Inc. Mr. Kramer is President and Director of Wynn Resorts and serves as a director of Monster Worldwide, an online career site. Mr. Molson is a Partner and Director of Lennox Investment Management LLP, a London residential property investment fund, and serves as Chairman of the Board of Directors of World Golf Systems. Mr. Molson is also a Director and founding shareholder of Healthpoint Capital LLC, a private equity firm which focuses exclusively on the orthopedics industry and a Director of Alphatec Spine Inc. and Cayzer Continuation Protected Cell Company Ltd. Mr. Schizer is Dean of Columbia Law School and also serves on an advisory board at NASDAQ, which serves as an appellate body in disciplinary matters, as well as on the board of directors of a privately-held cable company.

While none of the current affiliations of our independent directors fall within a sector in which we expect to seek a target business or businesses, we have no assurance that this situation will not change in the future. Entities with which our independent directors are affiliated could expand operations into sectors in which we seek to effect a business combination, or attractive target businesses may arise in the sectors in which these entities currently operate. In such instances our independent directors may be constrained from presenting otherwise suitable or attractive target businesses to us.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to appoint any other officers, or to have any full time employees, prior to the consummation of a business combination. Both of our current executive officers are engaged in several other business endeavors, including businesses that compete with ours (none of which are blank check companies), and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. These conflicts may not be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Lazard and our officers and directors own units or warrants received prior to or concurrently with this offering. These units and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Lazard and our directors waived their right to receive distributions with respect to their founder units upon our liquidation if we are unable to consummate a business combination. Accordingly, the founder units, as well as any insider warrants transferred to our officers or directors by Lazard, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business or businesses and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon the closing of this offering. Our securities may not continue to be listed on the American Stock Exchange in the future prior to a business combination if we are unable to maintain compliance with listing requirements, including due to events outside of our control such as our units or common stock being held by less than 400 public holders or our financial condition appearing unsatisfactory to the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for the company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which may cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having a collective fair market value of at least 80% of the balance in the trust account (exclusive of deferred underwriting discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full) at the time of such acquisition. However, we may not be able or desire to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, or dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

We could face additional risks in our ability to consummate our initial business combination if we choose to simultaneously acquire several businesses.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

In connection with any stockholder approval in which we may seek to extend the period of time to consummate a business combination, or to approve our initial business combination, we will offer each public stockholder (other than Lazard or our directors) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against a time extension or a business combination, as applicable, and, if the business combination or the extension of time, as applicable, is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any stockholders who previously exercised their conversion rights in connection with the stockholder vote, if any, required to approve an extended period and the stockholder vote required to approve our initial business combination. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination or an extension of the time period within which we must complete our initial business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market (although you will be able to vote such shares). We cannot assure you that the value of such additional shares will appreciate over time or that the market price of the common stock will exceed the per share conversion price.

The ability of our stockholders to exercise their conversion rights, on a cumulative basis, may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination or an extension of the time period within which we must complete our initial business combination, we will offer each public stockholder, other than Lazard or our directors, the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination or an extension of time and the business combination or an extension of time is approved and completed. Such holder must both vote against such business combination or extension and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion if the transaction is approved, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect.

The conversion rights, on a cumulative basis, afforded to the public stockholders (including Lazard and our directors to the extent they have purchased shares in this offering or in the open market) may result in the conversion into cash of up to 33.33% less one share of the aggregate number of the shares sold in this offering. Therefore, as much as $265,173,470 (plus the converting stockholders’ share of all accrued interest after distribution of interest income on the trust account balance to us for working capital and tax obligations) may be required to fund the exercise of conversion rights. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. We may have to secure third party financing which might result in us having a leverage ratio that is not optimal for our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level. This may limit our ability to effectuate the most attractive business combination available to us.

Unlike other blank check offerings, we allow conversion rights to be exercised with respect to up to 33.33% less one share of the common stock purchased by the public stockholders in this offering, on a cumulative basis. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval for the extended period, if applicable, and our initial business combination, we will offer each public stockholder (other than Lazard and our directors) the right to have its common stock converted to cash if the stockholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate the initial business combination only if the following three conditions are met: (i) a majority of the common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of our outstanding common stock approve an amendment to our amended and restated certificate of incorporation allowing our perpetual existence, and (ii) public stockholders owning 33.33% or more of the shares sold in this offering do not vote against the business combination and on a cumulative basis exercise their conversion rights (including any shares previously converted in connection with a vote, if any, on the extended period). Many other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which certain stockholders may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights. We have increased the conversion percentage to 33.33% from the more typical 20% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent the completion of a business combination that is otherwise approved by a majority of our public stockholders and to be similar to other offerings by blank check companies currently in the market.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities, including Lazard clients and investment vehicles having a business objective similar to ours, as well as venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses or our stockholders. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to consummate a business combination with a target business or businesses within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business or businesses, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business or businesses, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. During the second half of 2007, the global financial markets experienced declining equity valuations and disruptions in the credit markets due to liquidity imbalances and repricing of risk. These factors have and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders, including Lazard, is required to provide any financing to us in connection with or after a business combination.

Lazard holds a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Immediately following the closing of this offering, Lazard and our Lazard-affiliated directors will collectively own 24.7% of our issued and outstanding shares of common stock, assuming no exercise of the underwriter’s over-allotment option and the purchase by Lazard of the 5,000,000 units we have asked the underwriter to reserve for Lazard in this offering, which percentage may increase following the announcement of our business combination when Lazard may be obligated to purchase up to an additional $37,500,000 of shares of common stock in the open market, depending on the market price of our common stock. In addition, Lazard’s proportionate interest in the company will increase if stockholders elect to convert their shares in connection with our initial business combination. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Although we intend to comply with the requirements under Delaware law regarding holding annual meetings, it is possible that we will complete a business combination prior to the time by which we are required to hold an annual meeting of stockholders following this offering, and therefore there would not be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and Lazard, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, Lazard will have significant influence at least until the consummation of a business combination.

Limited information may be available for privately-held companies that could be our potential targets.

In accordance with our acquisition strategy, we may seek a business combination with one or more privately-held companies or one or more divisions or subsidiaries of one or more publicly-owned companies. Generally, very little public information exists about these companies compared to public companies, and we may be required to rely on the ability of Mr. Drapkin and our other officers and directors, with the assistance of advisors, including Lazard, to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Lazard and our directors previously paid an aggregate of $143,750, or $0.00625 per unit, on a post-split basis, for their founder units and, accordingly, assuming an initial business combination is consummated, you will experience immediate and substantial dilution from the purchase of our common stock.

Purchasers in this offering will pay a price per share that substantially exceeds the pro forma net tangible book value of such shares. At October 2, 2007, our net tangible book value was a deficit of $232, or $0.00 per share of common stock. The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the founder warrants and insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Assuming consummation of the initial business combination, after giving effect to the sale of 80,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, redemption of founder units based on the assumption that the underwriter’s over-allotment option will not be exercised, and the sale of the insider warrants, our pro forma net tangible book value at October 2, 2007 would have been $502,926,298, or $6.86 per share, representing an immediate increase in net tangible book value of $6.86 per share to Lazard and our directors and an immediate dilution of $3.14 per share, or 31.4%, to new investors not exercising their conversion rights. For purposes of this dilution calculation, our pro forma net tangible book value after this offering is approximately $265,173,470 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (other than Lazard or our directors) may result in the conversion into cash of up to 33.33% less one share of the aggregate number of the shares sold in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must complete an initial business combination from 24 months to 36 months, if applicable, at a per-share conversion price equal to the pro rata share in the trust account (a portion of which is made up of $27,750,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering. In addition to dilution in the per-share value to our new stockholders, there will also be a dilutive effect on the voting power of new stockholders, and as such new stockholders will contribute 99.98% of the total consideration to fund the company, taking into account Lazard’s and our directors’ prior purchases of the founder units, but will possess only 80% of the voting rights of the company.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” and (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In addition to the 23,000,000 warrants with an exercise price of $7.50 per share issued as part of the founder units, with such number of warrants giving effect to the split of the units that we expect to occur prior to the closing of this offering, we will be issuing warrants with an exercise price of $7.00 per share to purchase 80,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants with an exercise price of $7.50 per share to purchase 12,500,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings. Like the warrants being sold as part of the units in this offering, the insider warrants will not be exercisable until the later of one year following this offering and consummation of our initial business combination.

If Lazard and our directors exercise their registration rights with respect to their securities in the company, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Lazard and our directors are entitled to make a demand that we register the resale of their securities in the company at any time commencing three months prior to the date on which their founder shares are released from escrow. Lazard will have registration rights with respect to all of the common stock it holds. This includes its 17,415,600 founder shares, the 5,000,000 shares underlying the 5,000,000 units reserved for sale to Lazard in this offering and up to 3,750,000 shares (assuming a price of $10 per share) purchased in the open market by Lazard prior to the initial business combination for a total of 26,165,600 shares (or 23,894,000 shares if the underwriter’s over-allotment option is not exercised). Lazard will also have registration rights with respect to the shares of common stock underlying the warrants it holds, which includes 17,415,600 founder warrants, 12,500,000 insider warrants and 5,000,000 warrants underlying the units reserved for sale to Lazard in this offering, for a total of 34,915,600 shares (or 32,644,000 shares if the underwriter’s over-allotment option is not exercised). In addition, our directors will have registration rights with respect to all of their common stock, consisting of an aggregate of 5,584,400 founder shares (or an aggregate of 4,856,000 shares if the underwriter’s over-allotment option is not exercised). Our directors will also have registration rights with respect to the common stock underlying the warrants they hold, consisting of an aggregate of 5,584,400 founder warrants (or an aggregate of 4,856,000 founder warrants if the underwriter’s over-allotment option is not exercised). The presence of the additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, our agreement with the account agent requires the account agent, upon our written instruction, to invest and reinvest the proceeds in the trust account in (a) a Mellon Bank, N.A. money market deposit account or (b) one or more money market funds we select for which The Dreyfus Corporation, an affiliate of the account agent, or any subsidiary or affiliate thereof serves as investment advisor, administrator, shareholder servicing agent, custodian or subcustodian and (c) upon our written request, the account agent shall be required to (x) invest such requested amount directly in United States treasury bonds, bills or notes identified by us and (y) sell, transfer or otherwise dispose of treasuries identified by us, provided, that the amount of treasuries held at any time may not exceed $10 million.

Such money market funds must invest principally either in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the United States.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The determination for the offering price of our units and insider warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry and therefore may not accurately reflect the value of your investment.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring one or more operating businesses at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not currently anticipate declaring any dividends in the foreseeable future. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our units, common stock and warrants.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes, United States federal anti-deferral regimes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	differing political environments; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company may govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates may govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or that remedies will not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may be different from the implementation and interpretation in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete a business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in conformity with United States generally accepted accounting principles. A target business identified by us as a potential acquisition candidate may not have financial statements prepared in conformity with United States generally accepted accounting principles and may not be able to prepare its financial statements in conformity with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that management assess and report on the effectiveness of our internal control beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to develop and maintain effective internal control, we may be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm provide an independent opinion on the effectiveness of our internal control over financial reporting. In addition, a target company may not be in compliance with the provisions of the Sarbanes-Oxley Act. The development and maintenance of the internal control of any such entity to ensure compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to develop and maintain effective internal control may harm our operating results and/or result in difficulties in meeting our reporting obligations. Inadequate internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with: effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

A U.S. corporation generally will be classified as a personal holding company (“PHC”) for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). While we do not believe that we will be a PHC following this offering, there can be no assurance that we will not be classified from time to time as a PHC. If we are or were to become a PHC in a given taxable year, we would be subject to an additional 15% PHC tax on our undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%). Any such additional taxes would reduce the cash available for distributions (current or upon liquidation) by the company with respect to shares of our common stock and the cash available to us in connection with a business combination.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete the initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following the initial business combination;

•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following the initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option		With Over-Allotment Option Exercised
Gross proceeds:
From sale to the public	$750,000,000		$870,000,000
From sale to Lazard in this offering	50,000,000		50,000,000
From private placement	12,500,000		12,500,000

Total gross proceeds	812,500,000		932,500,000

Offering expenses(1):
Underwriting discount (5.75% of gross proceeds from offering)	43,125,000	(2)	50,025,000	(2)
Legal fees and expenses	850,000		850,000
Miscellaneous expenses	41,256		41,256
Printing and engraving expenses	200,000		200,000
American Stock Exchange filing and listing fee	70,000		70,000
Accounting fees and expenses	135,000		135,000
SEC registration fee	28,244		28,244
FINRA filing fee	75,500		75,500

Total offering expenses	44,525,000		51,425,000

Net proceeds	767,975,000		881,075,000
Add- Deferred underwriting discounts and commissions held in trust(3)	27,750,000		32,190,000
Less- Not held in trust	(125,000)		(125,000)

Total held in trust	$795,600,000		$913,140,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(4)(5)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation by our officers and directors or others, structuring and negotiation of a business combination	$4,440,000		$4,440,000
Legal and accounting fees relating to SEC reporting obligations	200,000		200,000
Payment of administrative fee to Lazard ($15,000 per month for up to 24 months)(6)	360,000		360,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	1,125,000		1,125,000

Total	$6,125,000		$6,125,000

(1)	A portion of the offering expenses will be pre-funded with the proceeds of a $100,000 note from Lazard, as described below. This note, plus interest, will be repaid out of the proceeds of this offering not being placed in the trust account upon the closing of this offering.

(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants or on the sale of the 5,000,000 units that Lazard may purchase directly from the underwriter in this offering.

(3)	The underwriter has agreed that such amount will not be paid unless and until we consummate an initial business combination and has waived its right to receive such payment upon our liquidation if we are unable to complete an initial business combination.

(4)	The amount of proceeds not held in trust will remain constant at $125,000 even if the over-allotment option is exercised. In addition, up to $6,000,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering. In addition, amounts required to pay income taxes may be drawn from the trust account prior to the initial business combination.

(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. We do not expect to exceed $6,125,000 in funding our working capital requirements.

(6)	Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to up to 36 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $540,000 ($15,000 per month for up to 36 months) for the administrative fee payable to Lazard.

We estimate that approximately $795,600,000, or $913,140,000 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $12,500,000 we will receive from the sale of the insider warrants, will be placed in a trust account maintained by Mellon Bank, N.A., New York, New York, as account agent. This amount of proceeds from this offering also includes $27,750,000 (or $32,190,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting discounts and commissions payable to the underwriter in this offering. The underwriter has agreed that such amount will not be paid unless and until we consummate a business combination and has waived its right to receive such payment upon our liquidation if we are unable to complete a business combination. Our agreement with the account agent requires the account agent, upon our written instruction, to invest and reinvest the proceeds in the trust account in (a) a Mellon Bank, N.A. money market deposit account or (b) one or more money market funds we select for which The Dreyfus Corporation, an affiliate of the account agent, or any subsidiary or affiliate thereof serves as investment advisor, administrator, shareholder servicing agent, custodian or subcustodian and (c) upon our written request, the account agent shall be required to (x) invest such requested amount directly in United States treasury bonds, bills or notes identified by us and (y) sell, transfer or otherwise dispose of treasuries identified by us, provided, that the amount of treasuries held at any time may not exceed $10 million. Such money market funds must invest principally either in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the United States. Except with respect to (1) interest income that may be released to us of (i) up to $6,000,000 to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations and (2) funds to be used to make payments to stockholders who exercise their conversion right in connection with an extension of our corporate existence that is effected, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business or businesses with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Lazard of a monthly fee of $15,000 is for certain services, as well as the use of certain limited office space, including a conference room, in New York City. We believe that the fees charged by Lazard for these services are at least as favorable as we could have obtained from an unaffiliated third party. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Reimbursement for any out-of-pocket expenses incurred by Lazard and its affiliates, as well as our officers, directors and any of their affiliates, in connection with activities on our behalf, such as searching for and identifying potential target businesses as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners, will be paid by us out of the funds not held in trust and the $6,000,000 of interest earned on the trust account available to us and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Except as set forth under “The Offering—Limited payments to insiders,” our audit committee will review and approve reimbursements, payments and fees made in excess of $300,000 in the aggregate in any fiscal quarter to our stockholders, any member of our management team or Lazard and any such reimbursements, payments or fees made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $125,000. In addition, interest earned on the funds held in the trust account, up to $6,000,000, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $1,125,000) in part for director and officer liability insurance premiums (approximately $400,000), and if the balance of $5,000,000 being held for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by Lazard in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or businesses or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business or businesses, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses and, therefore, our liquidation.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. Additionally, while we are not obligated to engage the underwriter or Lazard to assist us with locating a target business or businesses following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business or businesses. Any such engagement of Lazard would require the approval of our audit committee, which will be comprised of independent directors. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Lazard has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and has agreed not to seek repayment of such expenses.

On October 1, 2007, Lazard loaned us, in the form of a note, $100,000 for payment of offering expenses on our behalf. The note bears interest at a rate of 3.60% per year and will be payable on the earlier of April 1, 2008 or the closing of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

We believe that, following the closing of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if a public stockholder, other than Lazard or our directors, converts such shares into cash in connection with a business combination or an extension of our corporate existence which such public stockholder voted against and which we consummate or effect. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of the initial business combination, the underwriter will be entitled to receive the portion of the proceeds held in the trust account comprised of the underwriter’s discounts and commissions held in the trust account. If we do not complete an initial business combination and the account agent must therefore distribute the balance in the trust account, the underwriter has agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions then in the trust account, and (ii) that the account agent is authorized to distribute the deferred underwriting discounts and commissions to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the founder warrants and insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founder warrants and insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At October 2, 2007, our net tangible book value was a deficit of $232, or $0.00 per share of common stock. Assuming consummation of the initial business combination, after giving effect to the sale of 80,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, redemption of founder units based on the assumption that the underwriter’s over-allotment option has not been exercised, and the sale of the insider warrants, our pro forma net tangible book value at October 2, 2007 would have been $502,926,298 or $6.86 per share, representing an immediate increase in net tangible book value of $6.86 per share to Lazard and our directors and an immediate dilution of $3.14 per share or 31.4% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $265,173,470 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (other than Lazard or our directors) may result in the conversion into cash of up to 33.33% less one share of the aggregate number of the shares sold in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must complete an initial business combination from 24 months to up to 36 months, if applicable, at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $27,750,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming consummation of the initial business combination and no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors and private placement	6.86

Pro forma net tangible book value after this offering		6.86

Dilution to new investors		$3.14

The following table sets forth information with respect to Lazard and our directors and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number(2)	Percentage	Amount	Percentage
Lazard and directors(1)	20,000,000	20.0%	$125,000	0.02%	$0.00625
New investors(3)	80,000,000	80.0%	$800,000,000	99.98%	$10.00000

	100,000,000	100.0%	$800,125,000	100.00%

(1)	Shares purchased as part of founder units.

(2)	Assumes the over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit as a result thereof.

(3)	Includes the 5,000,000 units that we have asked the underwriter to reserve in this offering for sale to Lazard, at the initial public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000).

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(232)
Net proceeds from this offering and private placement	795,725,000
Payment of stock subscriptions receivable	143,750
Less:
Redemption of founder shares (3,000,000 x $0.00625)	(18,750)
Payment of deferred underwriter’s discounts and commissions upon consummation of a business combination	(27,750,000)
Proceeds held in trust subject to conversion to cash (approximately $9.95 per share × 26,663,999 shares)	(265,173,470)

$502,926,298

Denominator:
Shares of common stock included in the founder units outstanding prior to this offering	20,000,000 (1)
Shares of common stock included in the units offered hereby	80,000,000
Less- Shares subject to conversion (80,000,000 shares x 33.3299988%)	(26,663,999)

73,336,001 (2)

(1)	Assumes the over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit as a result thereof.

(2)	Does not include shares of common stock issuable upon exercise of warrants, which will not be exercisable prior to the initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at October 2, 2007 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	October 2, 2007
	Actual(3)	As Adjusted(1)(2)
Note payable to Lazard	$100,000	$—

Common stock, $0.001 par value, -0- shares, actual and 26,663,999 shares, as adjusted, which are subject to possible conversion, at conversion value	—	265,173,470

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 23,000,000 shares issued and outstanding, actual(3); 600,000,000 shares authorized; 73,336,001 shares issued and outstanding (excluding 26,663,999 shares subject to possible conversion), as adjusted	23,000	73,336
Additional paid-in capital	120,750	502,853,194
Deficit accumulated during the development stage	(232)	(232)

	143,518	502,926,298
Less-stock subscriptions receivable	(143,750)	—

Total stockholders’ equity	(232)	502,926,298

Total capitalization	$99,768	$768,099,768

(1)	Includes the $12,500,000 we will receive from the sale of the insider warrants and assumes the stock subscriptions receivable has been collected.

(2)	Assumes the over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit as a result thereof.

(3)	Gives effect to the split of the units that we expect to occur prior to the closing of this offering to ensure that the founder units comprise 20% of the outstanding units after this offering.

If we consummate a business combination, the conversion rights afforded to our public stockholders (other than Lazard or our directors) may result in the conversion into cash of up to 33.33% less one share of the aggregate number of shares sold in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must complete an initial business combination from 24 months to 36 months, if applicable, at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $27,750,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriter will be paid the full amount of its deferred underwriting compensation at the time of the consummation of the initial business combination, the company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriter.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on September 27, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting one or more business combinations. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

As indicated in the accompanying financial statements, at October 2, 2007, we had $100,000 in cash and a working capital deficiency of $350,232. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital and to consummate a business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resources

Our short term liquidity needs will be satisfied through receipt of $143,750 from the sale of the founder units, and the proceeds of a note payable to Lazard in an aggregate amount of $100,000 that is more fully described below.

We estimate that the net proceeds from the sale of the units and insider warrants, after deducting offering expenses of approximately $1,400,000 and underwriting discounts and commissions of approximately $43,125,000 (or $50,025,000 if the underwriter’s over-allotment option is exercised in full), will be approximately $767,975,000 (or $881,075,000 if the underwriter’s over-allotment option is exercised in full). However, the underwriter has agreed that $0.370 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full, will be held in trust. In addition, $125,000 in either event, will not be held in trust.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (exclusive of deferred underwriting discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full), to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, following the closing of this offering, the $125,000 of net proceeds not held in the trust account, plus up to $6,000,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary for our tax obligations, will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•

$4,440,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations by our officers and directors or others, structuring and negotiating of a business combination;

•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

up to $360,000 for the administrative fee payable to Lazard ($15,000 per month for up to 24 months) (or if the time period within which we may complete our initial business combination is extended to 36 months after the date of this prospectus, $540,000); and

•	$1,125,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $400,000 for director and officer liability insurance premiums.

These amounts are estimates and may differ materially from our actual expenses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

Related Party Transactions

We are obligated, commencing on the date of this prospectus and through the date of the initial business combination, to pay to Lazard a monthly fee of $15,000 for general and administrative services.

On October 1, 2007, Lazard loaned us, in the form of a note, $100,000 for payment of offering expenses on our behalf. The note bears interest at a rate of 3.60% per year and will be payable on the earlier of April 1, 2008 or the closing of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

Lazard has committed to purchase an aggregate of 12,500,000 warrants with an exercise price of $7.50 per share at a price of $1.00 per warrant (for a total purchase price of $12,500,000) from us. This purchase will take place on a private placement basis simultaneously with the closing of this offering. We do not believe that the sale of the insider warrants will result in the recognition of any stock-based compensation expense as the warrants are being sold at or above fair value. However, the actual fair value of the warrants and any stock-based compensation expense will be determined on the date of issuance of the insider warrants.

We have asked the underwriter to reserve 5,000,000 units in this offering for sale to Lazard at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000). Subject to certain exceptions described herein, Lazard has agreed that any such units purchased in this offering will not be sold or transferred by it until 180 days after the consummation of our business combination, unless a liquidation occurs as described in this prospectus. Lazard has agreed to vote all of the shares of common stock included in such units in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. If Lazard purchases such units, we will receive the entire aggregate gross proceeds from this purchase and the underwriter will not receive any underwriting discounts or commissions on these units. If Lazard does not purchase such units, they will be sold to the public.

In addition, prior to the closing of this offering, Lazard will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Exchange Act pursuant to which it will place limit orders for up to $37,500,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require Lazard to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and Lazard. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Lazard has agreed to vote all shares of common stock purchased pursuant to such limit orders in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. As a result, Lazard may be able to influence the outcome of our initial business combination. Lazard will not be permitted to exercise conversion rights with respect to these shares but it will participate in any liquidation distribution with respect to any shares of common stock purchased pursuant to such limit orders. Lazard has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to this agreement until 180 days after we have completed an initial business combination.

Controls and Procedures

We are not currently required to document and test our internal control as defined by Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal control. We expect that we will assess the internal control of our target business or businesses preceding the completion of a business combination and will then implement a schedule for testing and enhancing internal control as required. A target business or businesses may not be in compliance with the provisions of the Sarbanes-Oxley Act. Many small and mid-sized target businesses we may consider for a business combination may have internal control that needs improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business or businesses, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as the initial business combination. It is our current intention to focus our efforts in identifying a prospective target business or businesses primarily on general industrial companies in North America. We believe these types of companies are in line with Lazard’s investment banking expertise and are consistent with the significant experience and industry knowledge of Mr. Drapkin and therefore represent attractive acquisition candidates. To date, our efforts have been limited to organizational activities.

Competitive Advantages

We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

Status as a Public Company

We believe our structure will make us an attractive business combination partner to these types of target businesses. As an existing public company, we offer a target business or businesses an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this method a cheaper, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company makes us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a well established entity.

Financial Position

With a trust account initially in the estimated amount of approximately $795,600,000 (or $913,140,000 if the underwriter’s over-allotment option is exercised in full), we offer a target business or businesses a variety of options such as providing the owners of a target business or businesses with shares in a public company and a public means to sell such shares, providing for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Management Expertise and Access to Lazard’s Resources

We will have access to the resources of Lazard that will help us in identifying the proposed business combination. Lazard is a preeminent international financial advisory and asset management firm that specializes in crafting solutions to the complex financial and strategic challenges of its clients. Lazard focuses primarily on two businesses, financial advisory and asset management and serves a diverse set of clients around the world, including corporations, partnerships, institutions, governments and high-net worth individuals. Lazard currently operates from 35 cities in key business and financial centers across 17 countries throughout North America, Europe, Asia, Australia and South America. We believe its relationships and experience will be an important resource to us as we seek and consummate the initial business combination.

Lazard offers corporate, partnership, institutional, government and individual clients across the globe a wide array of financial advisory services regarding mergers and acquisitions, restructurings and various other corporate finance matters. Lazard’s financial advisory segment generated approximately $973.3 million and $847.3 million in net revenues for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively, which included revenues from advising on 51 and 34 M&A transactions involving gross consideration in excess of $1 billion in such periods, respectively.

We will also seek to capitalize on the significant experience of Mr. Donald G. Drapkin, our chairman, chief executive officer and president. Over the course of his 35-year career, Mr. Drapkin has been involved in numerous significant securities transactions and business combinations. Mr. Drapkin has been Vice Chairman of Lazard International and Chairman of Lazard’s Investment Committee since May 2007. He was a Director of Revlon, Inc. and of Revlon Products Corporation from their respective formations in 1992 until April 2007. He was Vice Chairman of the Board of MacAndrews & Forbes Holdings and various of its affiliates from 1987 to April 2007. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years prior to 1987. Mr. Drapkin also serves on the Board of Directors of Brandeis University, Lincoln Center Theater and Phoenix House Founding, Inc. and is a member of Columbia Law School’s Board of Visitors.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business or businesses that does not meet these criteria and guidelines.

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Established Companies with Proven Track Records.    We will generally seek to acquire established companies with strong historical financial performance. We will typically focus on companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth. We do not intend to acquire start-up companies.

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Companies with Strong Free Cash Flow Characteristics.    We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have or are expected to build predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

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Strong Competitive Industry Position.    It is our current intention to focus our efforts on the acquisition of general industrial companies in North America. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

•	Platform for Strong and Experienced Management Team. We will seek to acquire businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of Lazard and Mr. Drapkin would also help us to access a management team that strengthens the business we acquire. We will focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of Mr. Drapkin and our other officers and directors will complement, not replace the target’s management team.

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Diversified Customer and Supplier Base.    We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any commercial business until consummation of our initial business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

It is our current intention to focus our efforts in identifying a prospective business or businesses primarily on general industrial companies in North America. To date, we have not selected any target business on which to concentrate our search for a business combination. Our officers and directors have neither individually identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriter or other advisors. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us and we will not consider a business combination with any company that has already been identified to Lazard as an acquisition candidate. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we may not be able to locate a target business or engage in a business combination with a target business on favorable terms.

Subject to the requirement that the initial business combination or combinations must be with one or more target businesses with a collective fair market value that is equal to at least 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full) at the time of such acquisition, and the limitations set forth below, our management will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. Other than the characteristics described above, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. We may not ascertain or assess all significant risk factors inherent in a particular industry or target business.

Mr. Drapkin’s agreement with his prior employer, MacAndrews & Forbes Holdings Inc., or M&F, provides that, with certain exceptions, he may not, until April 25, 2009, advise, engage in (as a principal, partner, director, officer, agent, employee consultant or otherwise), or be financially interested in any company which derived more than 50% of its net revenues and operating income for such company’s most recent fiscal year from a business or businesses that are directly competitive with any operating business of M&F owned as of April 25, 2007. Mr. Drapkin’s agreement also restricts him from engaging in an acquisition of any of Allied Security Holdings, LLC, Clarke American Corp., M&F Worldwide Corp., Revlon Consumer Products Corporation, Revlon, Inc. or Scientific Games Corporation. Since it is our current intention to focus our efforts in identifying a prospective target business or businesses primarily on general industrial companies in North America, we do not believe that these provisions will materially impact our ability to consummate an initial business combination. We do not, and Mr. Drapkin has advised us that he does not, intend to take any action that would result in a violation by Mr. Drapkin of the terms of his agreement with M&F. According to a registration statement filed by a company organized by M&F, M&F has interests in the following entities: AlliedBarton Security Services (provides security services); AM General (produces military and special purpose vehicles); Deluxe Entertainment Services Group Inc. (processes film for the motion picture industry); M&F Worldwide Corp. (which owns and manages four operating businesses — Harland Clarke Corp. (provides check and check-related products and services to financial and commercial institutions and consumers), Harland Financial Solutions (provides products and services for financial institutions), Scantron Corporation (provides testing and assessment systems and services and data collection and analysis services), Mafco Worldwide Corp. (manufactures licorice extract and related derivatives); Panavision (designs, manufactures and supplies high precision camera services); Revlon (mass-market cosmetics, skin care, fragrance and personal care products); Scientific Games Corporation (lottery and pari-mutuel technology); SIGA Technologies, Inc. (develops products for prevention and treatment of serious infectious diseases); and TransTech Pharma Inc. (pharmaceutical company focused on human therapeutics to fill unmet medical needs).

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. We anticipate that target business candidates will be brought to our attention by our founding stockholder, Lazard, but candidates may also be presented to us by various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know we seek to effect a business combination. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, financial advisory fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having or has had acquisition or investment discussions. Our founding stockholder, Lazard, through its financial advisory business, as well as Mr. Drapkin, are continuously made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We also do not anticipate acquiring an entity that is either a portfolio company of, or has otherwise received a financial investment from Lazard (or an affiliate thereof). However, if we determined to acquire an entity affiliated with our officers, directors, Lazard or their affiliates, we are required to obtain an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction and our audit committee, which will be comprised of independent directors.

Selection of a target business or businesses and structuring of a business combination

Subject to the requirement that the initial business combination must be with one or more target businesses with a collective fair market value that is equal to at least 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over- allotment option is exercised in full) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates, though it is our current intention to focus primarily on general industrial companies in North America. Other than the characteristics described above, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	expected returns on investment relative to the aggregate consideration expected to be paid in the initial business combination;

•	financial condition and results of operation;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management, Lazard or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business or businesses unless such entity executes a waiver agreement.

The time and costs required to select and evaluate one or more target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Additionally, while we are not obligated to engage the underwriter or Lazard to assist us with locating a target business or businesses following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business or businesses. Any such engagement of Lazard would require the approval of our audit committee, which will be comprised of independent directors.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full) at the time of such acquisition, although we may acquire one or more target businesses whose collective fair market value significantly exceeds 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full). In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

Our business combination must be one or more target businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business or businesses, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination or extension of time for us to complete an initial business combination, Lazard and our directors have agreed to vote the shares of common stock included in their founder units in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by Lazard or our directors. Lazard and our directors have agreed to vote all shares of common stock included in the units acquired by it in this offering or in the open market in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. We will proceed with a business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (which includes the votes relating to common stock included in the units purchased by Lazard or our directors in this offering and any shares of common stock purchased by Lazard or our directors in the open market) and (2) conversion rights have been exercised with respect to less than 33.33% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination.

Extension of time to complete a business combination to up to 36 months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by up to an additional 12 months to avoid being required to liquidate. If the extended date is approved by a majority of our stockholders, we would have a total of up to 36 months from the consummation of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If a majority of the shares held by our public stockholders present at the stockholder meeting vote against the proposed extension to up to 36 months, if less than a majority of the outstanding shares of our common stock vote in favor of the proposed extension or if holders of 33.33% or more of the shares sold in this offering vote against the proposed extension to up to 36 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders (including Lazard and our directors to the extent they have purchased shares in the offering or the open market). Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of a majority of the shares of our outstanding common stock and the affirmative vote of the majority of the votes cast by our public stockholders who vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, Lazard and our directors have agreed to vote all shares of their founder common stock in accordance with the vote of the majority of public stockholders and have agreed to waive their conversion rights.

If the majority of the shares held by our public stockholders who vote at the special (or annual) meeting called for the purpose of approving such extension and, in accordance with Delaware law, a majority of the shares of our outstanding common stock are voted in favor of such extension and less than 33.33% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to 12 months in which to complete the initial business combination.

If the proposal for the extension to up to 36 months is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will proceed with a business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (which includes the votes relating to common stock included in the units to be reserved for purchase by Lazard in this offering and any shares of common stock purchased by Lazard in the open market, including pursuant to the limit orders described in this prospectus) and (2) public stockholders owning less than 33.33% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the special (or annual) meeting of stockholders called for the purpose of approving the extended period, if applicable, exercise their conversion rights.

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release only to our public stockholders (including Lazard and our directors to the extent they have purchased shares in this offering or in the open market), as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements.

Conversion rights

At the time we seek stockholder approval of any extended period or business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash. Stockholders voting against (i) the extension will only have the right to cause us to convert their shares if the extension is approved and (ii) the initial business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Lazard and our directors will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or comprising part of the founder units or purchased by them in this offering or in the open market. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination or the approval of the extension), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, we estimate that the initial per-share conversion price would be approximately $9.95.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote is held to approve our initial business combination or an extension of the time period within which we may complete our initial business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us, our management or our initial stockholders at a premium to the then current market price. By eliminating any stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or extension and the business combination is approved and completed or the extension is approved. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or extension will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $50 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on the initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against the initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 33.33% or more of the shares sold in this offering, both exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination, and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 33.33% less one share of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 33.33% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent a business combination from being completed that is otherwise approved by a large majority of our public stockholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.05 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the open market at a price in excess of the per-share liquidation value of the amounts held in the trust account, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Our amended and restated certificate of incorporation will provide that we will continue in existence only until 24 months from the date of this prospectus. This provision may not be amended without the affirmative vote of all stockholders except in connection with the consummation of a business combination or an extension of our corporate existence to up to 36 months as described in this prospectus. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence of 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, we will distribute to all of our public stockholders (including Lazard and our directors to the extent they have purchased shares in this offering or in the open market), in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the account agent of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Lazard and our directors have waived their rights to participate in any liquidation distribution with respect to their founder units. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Lazard has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, we estimate that the initial per-share liquidation price would be approximately $9.95. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business or businesses and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Lazard has agreed that, if we liquidate prior to the consummation of a business combination, it will be personally liable, without limitation to any maximum dollar amount, to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if we did not obtain a waiver from such creditors, that waives the creditors’ right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and to the extent, the claims reduce the amounts in the trust account. However, Lazard may not be able to satisfy this obligation. Furthermore, Lazard will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who executed a waiver. If a claim was made that resulted in Lazard having personal liability and it refused to satisfy its obligations, we would have a fiduciary obligation to bring an action against it to enforce our indemnification rights and would accordingly bring such an action against it. Accordingly, the actual per-share liquidation price could be less than approximately $9.95, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least approximately $9.95 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.95 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business or businesses, we may encounter intense competition from other entities having a business objective similar to ours. There are a number of offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there may be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination that may compete with us for business targets. Additionally, we may be subject to competition from entities having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business or businesses. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we have and our financial resources will be relatively limited when contrasted with those of many of these competitors. In addition to competition from unknown parties, LFCM Holdings, the parent company of LAI, operates a number of investment vehicles that could compete with us for acquisition targets. Other clients of Lazard’s advisory business may also compete with us for investment opportunities meeting our investment objectives. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business or businesses. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the potential future dilution they represent.

Conflicts of Interest

Lazard undertakes a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which Lazard has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Lazard.

Lazard currently operates a merchant banking business in France, which is regulated as part of its Paris-based banking affiliate. We believe that Lazard’s French merchant banking business generally targets transactions of a smaller size that would not be suitable for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, it may compete with Lazard’s French merchant banking business for one or more of such targets. In addition, if Lazard’s French merchant banking business were to participate in a transaction with other investors in the acquisition of a larger target, such group of investors may be in direct competition with us for a possible target for our initial business combination. Lazard has also entered into a business alliance agreement pursuant to which it has the option to acquire the merchant banking business of LAI. Lazard may also choose to operate, or have an interest in, investment entities similar to us or that otherwise compete with us in the future.

Other clients of Lazard’s advisory business may also compete with us for investment opportunities meeting our investment objectives. If Lazard is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within Lazard, including by Mr. Drapkin, Mr. Taylor, Mr. Ward and other persons who may make decisions for the company, may be suitable for both us and for an investment banking client or a current or future Lazard internal investment vehicle, including other blank check companies in which Lazard may participate, and may be directed to such client or investment vehicle rather than to us. Lazard’s advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If we are permitted to pursue the opportunity, Lazard’s interests or its obligations to the seller will diverge from our interests. Neither Lazard nor members of our management who are also employed by Lazard have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered in writing to our management solely in their capacity as officers or directors of the company. Lazard and/or our management, in their capacities as officers or managing directors of Lazard or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future Lazard internal investment vehicles, including other blank check companies in which Lazard may participate, or third parties, including clients of Lazard, before they present such opportunities to us. In addition, Lazard’s chief executive officer and chairman, Bruce Wasserstein, is chairman of Wasserstein & Co., LP, an independent private equity and investment firm that may compete with us. In addition, our independent directors may have pre-existing duties or obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to the company unless such opportunity was expressly offered to the independent director solely in his capacity as a director of the company.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business or businesses with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to a business combination, we may not have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 30 Rockefeller Plaza, 62nd Floor, New York, New York 10020. Lazard has agreed to provide us with certain services, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and Lazard. The cost for the foregoing services to be provided to us by Lazard is $15,000 per month through the date of the initial business combination. We believe that the fees charged by Lazard for the foregoing services are at least as favorable as we could have obtained from an unaffiliated third party. We consider our current office space adequate for our current operations.

Employees

Mr. Drapkin intends to devote as much time as he deems necessary to properly conduct our affairs. We expect Mr. Drapkin will typically devote an average of 15 to 20 hours per week to our business, but our executive officers are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination, although Lazard has indicated to us that it will make available to us, as part of the administrative services to be provided to us in consideration of the $15,000 per month administrative fee through the date of the initial business combination, the services of certain of its employees to assist us in our search for a target business or businesses. These individuals will not be required to devote any specific number of hours to our matters.

Periodic Reporting and Audited Financial Statements

We intend to register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in conformity with United States generally accepted accounting principles. A target business identified by us as a potential acquisition candidate may not have financial statements prepared in conformity with United States generally accepted accounting principles or may not be able to prepare its financial statements in conformity with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Should we acquire a target company in the year ending December 31, 2008, such target company may be required to comply with the internal control requirements of the Sarbanes-Oxley Act. Any such company’s development and maintenance of internal control in order to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete an acquisition. Furthermore, the target company’s failure to develop and maintain effective internal control may harm our operating results and/or result in difficulties in meeting our reporting obligations.

Legal Proceedings

There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such. Certain of our directors have been named individually in litigation by shareholders of companies of which such persons have served and/or continue to serve as directors. None of our directors has been named as having played an individual role in any wrongdoing in any such shareholder action.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	We estimate that approximately $755,350,000 of the net offering proceeds plus the $12,500,000 we will receive from the sale of the insider warrants and $27,750,000 in deferred underwriting discounts and commissions will be deposited into a trust account maintained by Mellon Bank, N.A., acting as account agent.	$691,177,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	The estimated $755,350,000 of net offering proceeds plus the $12,500,000 we will receive from the sale of the insider warrants and $27,750,000 in deferred underwriting discounts held in trust will only be invested in (a) a Mellon Bank, N.A. money market deposit account or (b) one or more money market funds we select for which The Dreyfus Corporation, an affiliate of the account agent, or any subsidiary or affiliate thereof serves as investment advisor, administrator, shareholder servicing agent, custodian or subcustodian and (c) upon our written request, the account agent shall be required to (x) invest such requested amount directly in United States treasury bonds, bills or notes identified by us and (y) sell, transfer or otherwise dispose of treasuries identified by us, provided, that the amount of treasuries held at any time may not exceed $10 million. Such money market funds must invest principally either in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have an aggregate fair market value equal to at least 80% of the balance in the trust account (exclusive of deferred underwriter discounts and commissions of $27,750,000, or $32,190,000 if the underwriter’s over-allotment option is exercised in full) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8- K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K, to provide updated financial information to reflect the exercise and closing of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	Our amended and restated certificate of incorporation will provide that our corporate existence will cease 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (1) up to an aggregate of $6,000,000 to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements and (2) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.

Release of funds	Except for (1) up to $6,000,000 we may need to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements, (2) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance and (3) payments made to stockholders who exercise their conversion right in connection with an extension of our corporate existence that is effected, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Donald G. Drapkin	59	Chairman, Chief Executive Officer and President
Douglas C. Taylor	43	Chief Financial Officer and Director
Charles G. Ward	53	Director
Thomas Dooley	51	Director
R. Ian Molson	52	Director
David M. Schizer	39	Director
Ronald J. Kramer	49	Director

Donald G. Drapkin, Chairman, Chief Executive Officer and President.    Mr. Drapkin has been Vice Chairman of Lazard International, an affiliate of Lazard Ltd, and Chairman of Lazard’s Investment Committee since May 2007. Over the course of his 35-year career, Mr. Drapkin has been involved in numerous significant securities transactions and business combinations. He was a Director of Revlon, Inc. and of Revlon Products Corporation from their respective formations in 1992 until April 2007. He was Vice Chairman of the Board of MacAndrews & Forbes Holdings and various of its affiliates from 1987 to April 2007. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years prior to 1987. Mr. Drapkin also serves on the Board of Directors of Brandeis University, Lincoln Center Theater and Phoenix House Founding, Inc. and is a member of Columbia Law School’s Board of Visitors.

Douglas C. Taylor, Chief Financial Officer and Director.    Mr. Taylor has been a Managing Director of Lazard Freres & Co. LLC since 2002. From 2000 to 2001, he was a Managing Director of Dresdner Kleinwort Wasserstein. From 1993 to 2001, Mr. Taylor worked for Wasserstein Perella, including as Managing Director from 1999 to 2001. Mr. Taylor began his investment banking career at Toronto Dominion, where he was an Associate from 1990 to 1993. Mr. Taylor holds a Master of Arts degree in International Affairs from Columbia University and a Bachelor of Arts degree in Economics from McGill University.

Charles G. Ward, Director.    Mr. Ward has served as President and Chairman of the Asset Management Group of Lazard Ltd since May 2005. Mr. Ward has served as President and a Managing Director of Lazard Group since February 2002. Prior to joining Lazard, he was variously the Head or Co-Head of Global Investment Banking and Private Equity of Credit Suisse First Boston, or “CSFB,” from February 1994 to February 2002. Mr. Ward also served as a member of the Executive Board of CSFB from February 1994 to February 2002 and as President of CSFB from April 2000 to November 2000. Prior to joining CSFB, Mr. Ward co-founded Wasserstein Perella Group in February 1988 and served as President of Wasserstein Perella & Co. from January 1990 to February 1994. Prior to serving at Wasserstein Perella & Co., Mr. Ward was Co-Head of Mergers and Acquisitions and the Media Group at The First Boston Corporation where he worked from July 1979 to February 1988.

Thomas Dooley, Director.    Mr. Dooley has been Senior Executive Vice President and Chief Administrative Officer of Viacom Inc. since September 2006, and Chief Financial Officer of Viacom Inc. since January 2007. Mr. Dooley has also served on Viacom Inc.’s Board of Directors since January 2006. He was Co-Chairman and Chief Executive Officer of DND Capital Partners, a private equity firm specializing in media and telecommunications investments, from May 2000 to September 2006. Prior to co-founding DND Capital Partners, Mr. Dooley was Deputy Chairman of the former Viacom Inc. He was also a member of the former Viacom Inc.’s Executive Committee, and held the title of Executive Vice President, Finance, Corporate Development and Communications. He also served on the former Viacom Inc.’s Board of Directors from 1996 to 2000. Mr. Dooley joined the former Viacom Inc. in 1980 and also held various divisional and corporate positions, including Senior Vice President, Corporate Development; President, Interactive Television; and Vice President, Finance, and Treasurer. Mr. Dooley holds a Bachelor of Science degree from St. John’s University and Masters of Business Administration degree from the New York University Graduate School of Business.

R. Ian Molson, Director.    Mr. Molson is a Partner and Director of Lennox Investment Management LLP, a London residential property investment fund. Mr. Molson has served as Chairman of the Board of Directors of World Golf Systems since 2006. Mr. Molson has also served as a Director of Alphatec Spine Inc. since 2005, Cayzer Continuation Protected Cell Company Ltd since 2004 and Healthpoint Capital LLC since 2002. From 2002 to 2005, Mr. Molson was a Director of Sagitta Asset Management Ltd and Sagitta Investment Advisers Ltd. From 1999 to 2004, Mr. Molson was Deputy Chairman of the Board and Chairman of the Executive Committee of Molson Inc. From 1977 to 1997, Mr. Molson was employed by Credit Suisse First Boston. From 1993 to 1997, he served as Head of its Investment Banking Department in Europe, a position which encompassed all corporate finance, corporate advisory and mergers and acquisitions businesses in Europe, Russia, Africa and the Middle East. Mr. Molson holds a Bachelor of Arts with Honors degree from Harvard University.

David M. Schizer, Director.    Dean Schizer became the 14th Dean of Columbia Law School on June 21, 2004. Before becoming dean, he was the Wilbur H. Friedman Professor of Tax Law, teaching U.S. federal income taxation, the taxation of financial instruments, corporate tax, professional ethics, tax policy, and a special course on transactions. In 2003, Dean Schizer received the Law School’s Willis L.M. Reese Prize for Excellence in Teaching. After receiving B.A. and M.A. degrees in history and subsequently a J.D. from Yale, Dean Schizer clerked for U.S. Court of Appeals Judge Alex Kozinski and U.S. Supreme Court Justice Ruth Bader Ginsburg. He practiced law in the tax department of Davis, Polk & Wardwell in New York before joining the Columbia Law School faculty in 1998.

Ronald J. Kramer, Director.    Mr. Kramer has been President and a Director of Wynn Resorts, Limited, a publicly traded casino resort developer, since 2002. He has also served on Republic Property Trust’s Board of Trustees since 2006. Mr. Kramer was formerly an investment banker for over twenty years with experience in mergers and acquisitions and debt and equity financings. Mr. Kramer was a Managing Director of Dresdner Kleinwort Wasserstein and its predecessor, Wasserstein Perella & Co., from 1999-2001. Mr. Kramer is also a member of the Board of Directors of Monster Worldwide, Inc., a leading online career site, and Griffon Corporation, a diversified manufacturer. In addition, he is a director of Mt. Sinai Children’s Center Foundation. Mr. Kramer holds a Bachelor of Science degree from the Wharton School of the University of Pennsylvania and a Master of Business Administration from New York University.

None of our current officers or directors are currently, or have been in the past, associated with other blank check companies.

Number and Terms of Office of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Thomas Dooley and David M. Schizer, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Charles G. Ward and Ronald J. Kramer, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Donald G. Drapkin, Douglas C. Taylor and R. Ian Molson, will expire at the third annual meeting of stockholders. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. However, Mr. Drapkin, our chairman, chief executive officer and president, is also currently Vice Chairman of Lazard International and Chairman of Lazard’s Investment Committee and receives compensation from Lazard or its affiliates. Mr. Taylor, a Managing Director of Lazard Frères & Co. LLC, a subsidiary of Lazard, and Mr. Ward, President and Chairman of the Asset Management Group of Lazard Ltd, each receive compensation from Lazard or its affiliates. Commencing on the date of this prospectus through the earlier of the date of the initial business combination or our liquidation, we will pay Lazard a fee of $15,000 per month for providing us with certain services, as well as the use of certain limited office space, including a conference room, in New York City. However, Lazard will also be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Unless we consummate the initial business combination, neither Lazard nor our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $6,000,000 that may be released to us as working capital. We do not have a policy that prohibits Lazard or our officers and directors from negotiating for the reimbursement of such expenses by a target business or businesses. Except as set forth under “The Offering—Limited payments to insiders,” such reimbursement payments will be subject to review and approval by our audit committee, which will be comprised of independent directors, to the extent they are in excess of $300,000 in the aggregate in any fiscal quarter.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that, upon the closing of this offering, each of Thomas Dooley, R. Ian Molson, David M. Schizer and Ronald J. Kramer will be an independent director as defined under the American Stock Exchange’s listing standards, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisor or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction and our audit committee, which will be comprised of independent directors. We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions.

Audit Committee

Effective upon the closing of this offering, we will establish an audit committee of the board of directors, which will consist of Ronald J. Kramer, as chairman, R. Ian Molson and Thomas Dooley, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•

discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

except as set forth under “The Offering—Limited payments to insiders,” approving reimbursement of expenses incurred by or payments or fees payable to our existing stockholders, officers, directors, Lazard or their affiliates in excess of $300,000 in the aggregate in any fiscal quarter;

•

reviewing the requirements of Article Sixth of our amended and restated certificate of incorporation at each quarterly meeting of the audit committee to determine compliance by us with the requirements thereof, and reviewing the terms of all agreements between us and any of our officers or directors included as exhibits to the registration statement at each quarterly meeting of the audit committee to determine whether the parties to each agreement are in compliance with such agreement. If any noncompliance is identified, then the audit committee shall immediately take all action necessary to rectify the noncompliance or otherwise cause compliance with the requirements of Article Sixth of our amended and restated certificate of incorporation or the terms and provisions of each agreement; and

•	reviewing and approving all other related-party transactions.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Ronald J. Kramer satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon the closing of this offering, we will establish a nominating committee of the board of directors, which will consist of David M. Schizer, as chairman, R. Ian Molson and Thomas Dooley, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Lazard undertakes a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which Lazard has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Lazard.

Some of these potential conflicts are described below. In considering them, you should understand that:

•

Mr. Drapkin and certain other persons who may make decisions for the company are not independent from Lazard, have other responsibilities (including investment banking responsibilities) within Lazard, report to individuals responsible for such other business activities within Lazard and may have an economic interest in the success of Lazard separate and apart from their economic interest in the company. Mr. Drapkin and certain other persons who may make decisions for our business will concurrently work for and receive compensation relating to investment banking or other activities at Lazard. While their equity interests in the company may incentivize them to benefit the company, the compensation from investment banking or other Lazard activities may incentivize them to serve the interests of Lazard’s investment banking business and its clients, or other Lazard businesses.

•

Conflicts related to the allocation of potential business opportunities to us will be considered and resolved on a case by case and discretionary basis by Lazard, in consultation with Mr. Drapkin. While this process will consider the company’s interests, investors should assume that conflicts will be resolved in a manner determined to be in the overall best interests of Lazard including its various businesses and relationships. Accordingly, investors should be aware that conflicts will not necessarily be resolved in our favor of the company’s interests.

Without limiting the foregoing, the following describes some of the potential conflicts that could arise:

General

•

The founder units, insider warrants and any additional securities owned by Lazard and our directors will be released from escrow only if a business combination is successfully completed, and the warrants held by Lazard and our directors, including the insider warrants and any warrants which they may purchase in this offering or in the open market will expire worthless if a business combination is not consummated. Additionally, the holders of founder units will not receive liquidation distributions with respect to any of their founder units. Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•

Lazard and our officers and directors may purchase shares of common stock as part of this offering or in the open market. If they do, they have agreed to vote such shares in favor of our initial business combination.

•

Lazard has no fiduciary obligations to us. Therefore, it has no obligation to present business opportunities to us at all and will only do so if it believes it will not violate its other fiduciary obligations.

Advisory Activities

•

Lazard currently operates a merchant banking business in France, which is regulated as part of its Paris-based banking affiliate. In addition, certain current and former managing directors of Lazard, including its named executive officers, are the sole shareholders of LFCM Holdings, the parent company of LAI, which operates a number of investment vehicles that could compete with us for acquisition targets. Lazard has also entered into a business alliance agreement pursuant to which it has the option to acquire the merchant banking business of LAI. Lazard may also choose to operate, or have an interest in, investment entities similar to us or that otherwise compete with us in the future. Neither Lazard nor members of our management who are also employed by Lazard have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered in writing to our management solely in their capacity as officers or directors of the company. Lazard and/or our management, in their capacities as officers or managing directors of Lazard or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future Lazard internal investment vehicles, including other blank check companies in which Lazard may participate, or third parties, including clients of Lazard, before they present such opportunities to us. In addition, Lazard’s chief executive officer and chairman, Bruce Wasserstein, is chairman of Wasserstein & Co., LP, an independent private equity and investment firm that may compete with us. In addition, our independent directors may have pre-existing duties or obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to the company unless such opportunity was expressly offered to the independent director solely in his capacity as a director of the company.

•

Other clients of Lazard’s advisory business may also compete with us for investment opportunities meeting our investment objectives. If Lazard is engaged to act for any such clients, we may be precluded from pursuing such opportunities.

•

Investment ideas generated within Lazard, including by Mr. Drapkin, Mr. Taylor, Mr. Ward and other persons who may make decisions for the company, may be suitable for us and for an investment banking client or a current or future Lazard internal investment vehicle, including other blank check companies in which Lazard may participate, and may be directed to such client or investment vehicle rather than to us.

•

Lazard’s advisory business may also be engaged to advise the seller of a company or of assets that would qualify as an investment opportunity for the company. In such cases, we may be precluded from participating in the sale process or from purchasing the business or assets. If we are permitted to pursue the opportunity, Lazard’s interests or its obligations to the seller will diverge from our interests.

Asset Management Activities

•

Lazard’s asset management businesses provide investment management and advisory services to institutional clients, financial intermediaries, private clients and investment vehicles around the world, and are separated from Lazard’s financial advisory activities by an information barrier. In the course of its investment management and advisory activities, Lazard’s asset management businesses may make investments in issuers or securities that may relate to, or be in conflict with, our investments or interests.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting our investment criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to our investment criteria. The above mentioned conflicts may not be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business or businesses with significant growth potential on favorable terms.

We have agreed not to consummate a business combination with an entity which is affiliated with our existing stockholders, officers, directors or Lazard, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, unless we obtain an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction and our audit committee, which will be comprised of independent directors. We currently do not anticipate entering into a business combination with an entity affiliated with Lazard or our directors. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions or that has been identified to Lazard as an acquisition candidate prior to this offering.

In connection with the vote required for any business combination or extension of time for which we can complete our initial business combination, Lazard and our directors have agreed to vote the shares of common stock included in their founder units in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by Lazard or our directors. Lazard and our directors have agreed to vote all shares of common stock acquired by them in this offering or in the open market in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. In addition, Lazard and our directors have agreed to waive their rights to participate in any liquidation distribution with respect to their founder common stock. Furthermore, Lazard and our officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or comprising part of the founder units or purchased by them in this offering or in the open market.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 1, 2007, with such number of shares giving effect to the split of the units that we expect to occur prior to the closing of this offering to ensure that the founder units comprise 20% of the outstanding units after this offering, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering other than Lazard), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering		After Offering(2)(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Lazard	17,415,600	75.7%	20,144,000	20.1%
Donald G. Drapkin	4,600,000	20.0%	4,000,000	4.0%
Douglas C. Taylor	383,333	1.7%	333,333	*
Charles G. Ward	306,667	1.3%	266,667	*
Thomas Dooley	73,600	*	64,000	*
R. Ian Molson	73,600	*	64,000	*
David M. Schizer	73,600	*	64,000	*
Ronald J. Kramer	73,600	*	64,000	*

Total	23,000,000	100.0%	25,000,000	25.0%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 30 Rockefeller Plaza, 62nd Floor, New York, New York 10020.

(2)	Assumes the over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 founder units, on a post-split basis, at a redemption price of $0.00625 per unit as a result thereof.

(3)	Assumes that Lazard will purchase 5,000,000 units in this offering.

Immediately after this offering, Lazard and our Lazard-affiliated directors will beneficially own approximately 24.7% of the then issued and outstanding shares of our common stock, assuming no exercise of the underwriter’s over-allotment option and the purchase by Lazard of the 5,000,000 units we have asked the underwriter to reserve for Lazard in this offering. Because of the ownership block held by Lazard and our Lazard-affiliated directors, Lazard may be able to exercise considerable influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of the initial business combination.

If the underwriter does not exercise all or a portion of the over-allotment option, we will redeem up to an aggregate of 3,000,000 founder units on a post-split basis from Lazard and our directors at a redemption price of $0.00625 per unit in proportion to the portion of the over-allotment option that was not exercised so that founder units, in the aggregate, comprise 20% of our issued and outstanding units immediately after this offering.

Lazard and the other holders of founder units will place their founder units and insider warrants into an escrow account maintained by Mellon Investor Services LLC, acting as escrow agent. Any additional securities of the company acquired by Lazard or our officers and directors, either in this offering or thereafter, will also be placed into escrow. Subject to certain limited exceptions (such as transfers (1) to employees of Lazard or us, (2) to an entity’s members upon its liquidation, (3) to relatives and trusts for estate planning purposes or (4) by private sales with respect to up to 33% of the founder units made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased from us, in each case where the transferee agrees to the terms of the escrow agreement), these securities will not be transferable during the escrow period and will not be released from escrow until, in the case of (i) the founder units, one year after the consummation of the initial business combination, (ii) the insider warrants, the 90th day after the consummation of the initial business combination and (iii) the 5,000,000 units that we have asked the underwriter to reserve for purchase by Lazard in this offering or the shares purchased in the open market, including pursuant to the limit orders described in this prospectus, if any, the 180th day after the consummation of the initial business combination. These securities may be released from escrow earlier than this date if, within the first year after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Furthermore, notwithstanding anything to the contrary contained herein, Lazard may transfer up to two million units to LFCM Holdings or its subsidiaries or affiliates at the same price per unit paid by Lazard in this offering at any time prior to the announcement of a business combination; provided that the transferee of such units agrees (i) to be bound by the escrow agreement, (ii) in the case of founder units, to vote all shares of common stock underlying such units in accordance with the majority of the shares of common stock voted by the public stockholders, and in the case of all other units, in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus and (iii) to waive conversion and, to the extent such units are founder units, liquidation rights, with respect to the shares of common stock underlying such units.

During the escrow period, the holders of these shares or units will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, the holders of the founder units will not receive any portion of the liquidation proceeds with respect to the shares of common stock comprising part of the founder units.

We have asked the underwriter to reserve 5,000,000 units in this offering for sale to Lazard at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000). Lazard has agreed that any such units purchased in this offering will not be sold or transferred by it until 180 days after the consummation of our business combination, unless a liquidation occurs as described in this prospectus. Lazard has agreed to vote all of the shares of common stock included in such units in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. If Lazard purchases such units, we will receive the entire aggregate gross proceeds from this purchase and the underwriter will not receive any underwriting discounts or commissions on these units. If Lazard does not purchase such units, they will be sold to the public.

In connection with the vote required for any business combination or extension of our corporate existence, Lazard and our directors have agreed to vote the shares of common stock included in their founder units in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by Lazard or our directors. Lazard and our directors have agreed to vote all shares of common stock acquired by them in this offering or in the open market in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. Lazard and our officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or comprising part of the founder units or purchased by them in this offering or in the open market.

Lazard has committed to purchase the insider warrants (for a total purchase price of $12,500,000) from us. This purchase will take place on a private placement basis simultaneously with the closing of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the insider warrants will be non-redeemable by us so long as they are held by Lazard or its permitted transferees and Lazard has agreed that the insider warrants will not be sold or transferred by it (except to employees of Lazard or to our directors at the same cost per warrant originally paid by them who agree to be bound by the same restrictions) until 90 days after the consummation of the initial business combination and the insider warrants will be exercisable even in the absence of an effective registration statement registering the insider warrants and the underlying shares of common stock.

In addition, prior to the closing of this offering, Lazard will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Exchange Act pursuant to which it will place limit orders for up to $37,500,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require Lazard to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and Lazard. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Lazard has agreed to vote all shares of common stock purchased pursuant to such limit orders in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. As a result, Lazard may be able to influence the outcome of our initial business combination. Lazard will not be permitted to exercise conversion rights with respect to these shares but it will participate in any liquidation distribution with respect to any shares of common stock purchased pursuant to such limit orders. Lazard has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to this agreement until 180 days after we have completed an initial business combination.

CERTAIN TRANSACTIONS

On October 2, 2007, we issued 23,000,000 units, with such number of units giving effect to the split of the units that we expect to occur prior to the closing of this offering, with each such unit consisting of one share of our common stock and one warrant with an exercise price of $7.50 per share, to Lazard and our directors for $143,750, at a purchase price of $0.00625 per unit on a post-split basis.

If the underwriter does not exercise all or a portion of the over-allotment option, we will redeem up to an aggregate of 3,000,000 founder units on a post-split basis from Lazard and our directors at a redemption price of $0.00625 per unit in proportion to the portion of the over-allotment option that was not exercised so that founder units, in the aggregate, comprise 20% of our issued and outstanding units immediately after this offering. If we redeem such units, we would record the aggregate fair value of the redeemed shares of common stock comprising part of such units to treasury and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the redeemed units, and the price paid to us for such redeemed shares (which would be an aggregate total of $18,750 for all 3,000,000 shares). Upon receipt, such redeemed shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

The founder units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 3,000,000 founder units on a post-split basis are subject to redemption to the extent the over-allotment option is not exercised in full by the underwriter;

•

the founder units will be placed in escrow and the founder units, founder common stock and founder warrants are subject to the transfer restrictions and registration rights described in this prospectus;

•

the founder warrants have an exercise price of $7.50 per share and will become exercisable after the consummation of the initial business combination if and when the last sales price of our common stock exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following the initial business combination;

•

the founder warrants will not be redeemable by us as long as they are held by Lazard and our directors, or their permitted transferees, other than as part of a redemption of founder units to the extent the over-allotment option is not exercised in full by the underwriter;

•

the founder warrants will not expire until the fifth anniversary of the date of this prospectus and will be exercisable even in the absence of an effective registration statement registering the founder warrants and the underlying shares of common stock;

•

Lazard and our directors have agreed to vote the founder common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the initial business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and to vote any other shares of common stock owned by them in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination;

•	Lazard and our directors will not be able to exercise conversion rights (as described below) with respect to the founder common stock; and

•

Lazard and our directors have agreed to waive their rights to participate in any liquidation distribution with respect to the founder common stock if we fail to consummate an initial business combination.

Lazard will be entitled to make up to two demands that we register the founder units, and the shares of common stock and warrants comprising such units, pursuant to an agreement to be signed prior to or on the date of this prospectus. Lazard may elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are released from escrow. In addition, Lazard has certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Lazard has committed, pursuant to written subscription agreements with us, to purchase the 12,500,000 insider warrants (for a total purchase price of $12,500,000) from us. This purchase will take place on a private placement basis simultaneously with the closing of this offering. The purchase price for the insider warrants will be delivered to Mellon Bank, N.A. at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Mellon Bank, N.A. will deposit the purchase price into the trust account simultaneously with the closing of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the insider warrants will have an exercise price of $7.50 per share and will be non-redeemable by us so long as they are held by Lazard or its permitted transferees. Lazard has agreed that the insider warrants will not be sold or transferred by it (except to employees of Lazard or to our directors at the same cost per warrant originally paid by them who agree to be bound by the same restrictions) until 90 days after the consummation of our business combination and the insider warrants will be exercisable even in the absence of an effective registration statement registering the insider warrants and the underlying shares of common stock.

In addition, prior to the closing of this offering, Lazard will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Exchange Act pursuant to which it will place limit orders for up to $37,500,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require Lazard to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and Lazard. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Lazard has agreed to vote all shares of common stock purchased pursuant to such limit orders in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination. As a result, Lazard may be able to influence the outcome of our initial business combination. Lazard will not be permitted to exercise conversion rights with respect to these shares but it will participate in any liquidation distribution with respect to any shares of common stock purchased pursuant to such limit orders. Lazard has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to this agreement until 180 days after we have completed an initial business combination.

Lazard will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time commencing three months prior to the date on which any securities may be released from escrow. In addition, Lazard has certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have entered into a services agreement with Lazard, commencing on the effective date of this prospectus, whereby Lazard agrees to:

•	provide administrative services as required by us from time to time, including the administration of certain of our day-to-day activities;

•	provide office space, including a conference room in New York City, to us for use by our employees for purposes of conducting our business;

•	perform accounting and controller-related services for us, including correspondence with our auditors;

•

make available the services of Mr. Drapkin and such other of Lazard’s employees as agreed between us and Lazard from time to time, provided that Lazard shall have no liability to us for the acts and/or omissions of such employees while performing such services and Lazard shall not be regarded as having provided any service performed by such employees for us (including, but not limited to, the giving of investment advice);

•	permit such employees to access Lazard’s network of contacts for the purposes of furthering our business; and

•	provide investment advisory services to us, including, without limitation:

•	financial advice and services in connection with public or private equity and debt financing;

•	corporate planning and corporate development advice and services;

•	public relations and press relations advice and services; and

•	such other advice and services necessitated by the ordinary course of our business, as we may reasonably request from time to time.

We have agreed to pay Lazard $15,000 per month for these services through the date of the initial business combination. In addition, we have undertaken to reimburse Lazard, monthly in arrears, all out-of-pocket expenses incurred by Lazard in performing these services. Except as set forth under “The Offering—Limited payments to insiders,” our audit committee will review and approve reimbursements, payments and fees made in excess of $300,000 in the aggregate in any fiscal quarter to our stockholders, any member of our management team or Lazard and any such reimbursements, payments or fees made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. We believe that the fees charged by Lazard for the foregoing services are at least as favorable as we could have obtained from an unaffiliated third party. This services agreement between Lazard and us will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

On October 1, 2007, Lazard loaned us, in the form of a note, $100,000 for payment of offering expenses on our behalf. The note bears interest at a rate of 3.60% per year and will be payable on the earlier of April 1, 2008 or the closing of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

Unless we consummate the initial business combination, neither Lazard nor our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $6,000,000 that may be released to us as working capital. Lazard and our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits Lazard or our officers and directors from negotiating for the reimbursement of such expenses by a target business or businesses. Except as set forth under “The Offering—Limited payments to insiders,” our audit committee, which will be comprised of independent directors, will review and approve reimbursements, payments and fees made in excess of $300,000 in the aggregate in any fiscal quarter to our stockholders, any member of our management team or Lazard and any such reimbursements, payments or fees made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by our audit committee who had access, at our expense, to independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no disinterested “independent” directors, our disinterested directors) determine that the terms of such transaction are expected to be no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation will authorize us to issue 600,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 23,000,000 shares of common stock are outstanding, with such number of shares giving effect to the split of the units that we expect to occur prior to the closing of this offering which comprise part of the founder units, held by eight stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Units

Public Stockholder Units

Each unit consists of one share of common stock and one warrant. All warrants outstanding or sold as part of each unit in this offering entitle the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the closing of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K, to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.

Founder Units

On October 2, 2007, we issued 23,000,000 founder units to Lazard and our directors, with such number of units giving effect to the split of the units that we expect to occur prior to the closing of this offering, for an aggregate purchase price of $143,750 in a private placement. The founder units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 3,000,000 founder units on a post-split basis are subject to redemption by us to the extent the over-allotment option is not exercised in full by the underwriter;

•

the founder units will be placed in escrow and the founder units, founder common stock and founder warrants are subject to the transfer restrictions and registration rights described in this prospectus;

•

the founder warrants have an exercise price of $7.50 per share and will become exercisable after the consummation of the initial business combination if and when the last sales price of our common stock exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following the initial business combination;

•

the founder warrants will not be redeemable by us as long as they are held by Lazard and our directors, or their permitted transferees, other than as part of a redemption of founder units to the extent the over-allotment option is not exercised in full by the underwriter;

•

the founder warrants will not expire until the fifth anniversary of the date of this prospectus and will be exercisable even in the absence of an effective registration statement registering the founder warrants and the underlying shares of common stock;

•

Lazard and our directors have agreed to vote the founder common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the initial business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and to vote any other shares of common stock owned by them in favor of the initial business combination and to vote all shares of common stock owned by them in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination;

•	Lazard and our directors will not be able to exercise conversion rights (as described below) with respect to the founder common stock; and

•

Lazard and our directors have agreed to waive their rights to participate in any liquidation distribution with respect to the founder common stock if we fail to consummate an initial business combination.

Lazard and our directors have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founder units until one year after the completion of a business combination. In addition, Lazard and our directors are entitled to registration rights with respect to the founder units, founder common stock and founder warrants under an agreement to be signed on or before the date of this prospectus.

Common stock

As of the date of this prospectus, there were 23,000,000 shares of common stock outstanding, with such number of shares giving effect to the split of the units that we expect to occur prior to the closing of this offering, held by eight stockholders of record. Upon closing of this offering (assuming no exercise of the underwriter’s over-allotment option and 3,000,000 shares are redeemed by us as a result thereof), 100,000,000 shares of common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. In connection with the vote required for any business combination, Lazard and our directors have agreed to vote their shares of common stock included in their founder units in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by Lazard and our directors. Lazard and our directors have agreed to vote all shares of common stock acquired by them in this offering or in the open market in favor of the initial business combination and to vote all shares of common stock owned by them in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus.

We will proceed with a business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (which includes the votes relating to common stock included in the units purchased by Lazard in this offering and any shares of common stock purchased by Lazard or our directors in the open market, including pursuant to the limit orders described in this prospectus) and (2) conversion rights have been exercised with respect to less than 33.33% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our amended and restated certificate of incorporation will provide that if we do not consummate a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Lazard and our directors have agreed to waive their rights to share in any distribution with respect to the founder shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, our amended and restated certificate of incorporation will prohibit us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we may do so in the future.

Warrants

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

However, the warrants sold in this offering will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time, or earlier upon redemption.

The warrants will be exercisable by paying the exercise price in cash or on a “cashless basis,” whereby holders of warrants will pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the “fair market value.” The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of a warrant or a warrant redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants sold in this offering available and current, we may call the warrants for redemption (excluding any founder warrants or insider warrants held by Lazard or our directors or their permitted transferees), without the prior consent of the underwriter,

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $13.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Mellon Investor Services LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, or accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants sold in this offering will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder Warrants

The founder warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the founder warrants will have an exercise price of $7.50 per share, will become exercisable after the consummation of the initial business combination if and when the last sales price of our common stock exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following the initial business combination and the founder warrants will not be redeemable by us as long as they are held by Lazard and our directors, or their permitted transferees, other than as part of a redemption of founder units to the extent the over-allotment option is not exercised in full by the underwriter. In addition, the founder warrants will not expire until the fifth anniversary of the date of this prospectus and will be exercisable even in the absence of an effective registration statement registering the founder warrants and the underlying shares of common stock.

Insider Warrants

The insider warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the insider warrants will have an exercise price of $7.50 per share and will be non-redeemable by us so long as they are held by Lazard or its permitted transferees. Lazard has agreed that the insider warrants will not be sold or transferred by it (except to employees of Lazard or to our directors at the same cost per warrant originally paid by them who agree to be bound by the same restrictions) until 90 days after the consummation of our business combination and the insider warrants will be exercisable even in the absence of an effective registration statement registering the insider warrants and the underlying shares of common stock.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Mellon Investor Services LLC.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our by-laws will provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by our officers.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws will provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which notice of the annual meeting was mailed or a public announcement of the date of our annual meeting of stockholders is first made by us, whichever first occurs. Our by-laws will also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol FYR.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols FYR and FYR.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 100,000,000 shares of common stock outstanding, or 115,000,000 shares if the over-allotment option is exercised in full. Of these shares, the 75,000,000 shares sold in this offering (which excludes the 5,000,000 shares purchased by Lazard in this offering), or 87,000,000 shares if the over-allotment option is exercised (which excludes the 5,000,000 shares purchased by Lazard in this offering), will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (which shall include a minimum of 5,000,000 shares included in the units that we have asked the underwriter to reserve in this offering for sale to Lazard and any shares of common stock purchased by Lazard or our directors in the open market). All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to                    , 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of the initial business combination (or 180 days in the case of shares purchased by Lazard or our directors in this offering or the open market) and will be released prior to that date only if, following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least six months and is not an affiliate would be entitled to sell, so long as the current public information required under Rule 144 about us is available.

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with public information provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

Lazard and our directors will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. Lazard and our directors will be entitled to make up to two demands that we register such securities. Lazard and our directors can elect to exercise these registration rights at any time commencing three months prior to the date on which any shares of common stock are to be released from escrow. Lazard and our directors can elect to exercise these registration rights with respect to founder units, including the shares of common stock and warrants comprising such units, the insider warrants, the units purchased in this offering, if any (including the shares of common stock and warrants and underlying shares comprising such units) and the shares purchased in the open market pursuant to the limit orders described in this prospectus at any time commencing three months prior to the date on which any of these securities may be released from escrow. In addition, Lazard and our directors have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of our units, common stock and warrants. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to change or different interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be relevant to particular investors in light of their individual investment circumstances, such as common stock or warrants held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) or to persons that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any (1) United States federal income tax consequences to a Non-U.S. Holder (as defined below) that (a) is engaged in the conduct of a United States trade or business, (b) is a nonresident alien individual who is (or deemed to be) present in the United States for 183 or more days during the taxable year, (c) owns (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants or (d) is a corporation which operates through a United States branch, and (2) state, local, or non-United States tax considerations.

This summary assumes that investors will hold our common stock and warrants that comprise the units as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Each prospective investor is urged to consult his own tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units, common stock or warrants.

For purposes of this summary, a “United States person” is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a United State court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) that was in existence on August 20, 1996 and was treated as a United States person on the previous day, and elected to continue to be so treated.

A “U.S. Holder” is a beneficial holder of our units, common stock or warrants that is a United States person, and a “Non-U.S. Holder” is a beneficial holder of our units, common stock or warrants that is not a U.S. Holder. If a partnership holds our units, common stock or warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, common stock or warrants, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our units, common stock or warrants.

General

Each unit should be treated, for United States federal income tax purposes, as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit, and the purchase price received by such holder upon the disposition of such unit, between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal income tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are respected for United States federal income tax purposes.

Taxation of U.S. Holders

Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. Holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) or warrants in an amount equal to the difference between the amount realized from the sale, exchange or other disposition and the holders adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the disposed of common stock or warrants exceeds one year. A U.S. Holder’s initial tax basis in the common stock and warrants generally will equal the U.S. Holder’s acquisition cost (i.e., the portion of the purchase price of a unit allocated to that common stock and warrants, as the case may be). Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of Warrants

Except as discussed below with respect to the cashless exercise of a warrant, upon the exercise of a warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term capital loss if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses are subject to certain limitations.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either tax-free situation, a holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, the holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e. the number of warrants equal to the number of common shares issued pursuant to the cashless exercise of the warrants). The holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in such warrants deemed surrendered. In this case, a holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in the warrants deemed exercised. A holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant.

DUE TO THE ABSENCE OF AUTHORITY ON THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT OF LAW. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the company or (3) is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” to the holder’s proportionate interest in the company. Whether the conversion will result in a meaningful reduction to a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “Taxation of U.S. Holders—Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, you should consult your tax advisor as to whether the conversion right with respect to your common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualifying dividend income treatment for distributions received by a non-corporate U.S. Holder.

Information Reporting and Backup Withholding

A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.

A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability.

Taxation of Non-U.S. Holders

Distributions

Any cash distributions paid out of our earnings and profits, as determined under United States federal income tax principles, to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Taxation of Non-U.S. Holders— Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we may withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants, unless we are a “United States real property holding corporation” at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period. A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation, but upon or after the occurrence of a business combination, we may become a United States real property holding corporation.

If we become a United States real property holding corporation, a Non-U.S. Holder will generally be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under the caption “Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock or warrants described above generally would not apply to any Non-U.S. Holder who is treated as beneficially owning actually or constructively 5% or less of our common stock or warrants at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder’s holding period.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a Non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax upon the exercise of a warrant. To the extent a cashless exercise is treated as a taxable exchange under which gain or loss would be recognized (see “Taxation of U.S. Holders—Exercise or Lapse of Warrants”) and we are or were a United States real property holding corporation, a Non-U.S. Holder may be subject to United States federal income tax (including the 10% withholding tax) in respect of any gain recognized unless the 5% exception discussed in “Taxation of Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” applies.

DUE TO THE ABSENCE OF AUTHORITY ON THE UNITED STATES. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT OF LAW. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.

United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Citigroup Global Markets Inc. is acting as the sole underwriter of this offering. Subject to the terms and conditions stated in the underwriting agreement, Citigroup Global Markets Inc. has agreed to purchase and we have agreed to sell 80,000,000 units in this offering.

The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to approval of legal matters by counsel and other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the underwriter’s over-allotment option described below) if it purchases any of the units.

The underwriter proposes to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $            per unit. The underwriter may allow, and dealers may reallow, a concession not to exceed $            per unit on sales to other dealers. After the underwriter purchases the units from us, if all of the units are not sold by the underwriter to the public at the initial offering price, the underwriter may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that it does not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to 12,000,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. We have asked the underwriter to reserve 5,000,000 units in this offering for sale to Lazard at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000).

We, our stockholders and our officers and directors have agreed that, subject to certain exceptions, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

Lazard and the other holders of founder units will place their founder units and insider warrants into an escrow account maintained by Mellon Investor Services LLC, acting as escrow agent. Any additional securities of the company acquired by Lazard or our officers and directors, either in this offering or thereafter, will also be placed into escrow. Subject to certain limited exceptions (such as transfers (1) to employees of Lazard or us, (2) to an entity’s members upon its liquidation, (3) to relatives and trusts for estate planning purposes or (4) by private sales with respect to up to 33% of the founder units made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased from us, in each case where the transferee agrees to the terms of the escrow agreement), these securities will not be transferable during the escrow period and will not be released from escrow until, in the case of (i) the founder units, one year after the consummation of the initial business combination, (ii) the insider warrants, the 90th day after the consummation of the initial business combination and (iii) the 5,000,000 units that we have asked the underwriter to reserve for purchase by Lazard in this offering, if any, or the shares purchased pursuant to the limit orders described in this prospectus, if any, the 180th day after the consummation of the initial business combination. These securities may be released from escrow earlier than this date if, within the first year after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Furthermore, notwithstanding anything to the contrary contained herein, Lazard may transfer up to two million units to LFCM Holdings or its subsidiaries or affiliates at the same price per unit paid by Lazard in this offering at any time prior to the announcement of a business combination; provided that the transferee of such units agrees (i) to be bound by the escrow agreement, (ii) in the case of founder units, to vote all shares of common stock underlying such units in accordance with the majority of the shares of common stock voted by the public stockholders, and in the case of all other units, in favor of the initial business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus and (iii) to waive conversion and, to the extent such units are founder units, liquidation rights, with respect to the shares of common stock underlying such units.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public in relation to any units” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriter, is authorized to make any further offer of the units on behalf of the sellers or the underwriter.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier; or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code Monétaire et Financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne) as defined in article L. 411-1 of the French Code Monétaire et Financier.

The units may be resold directly or indirectly, only in compliance with Articles L.41 1-1, L.41 1-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

This prospectus does not constitute and may not be used for or in connection with either an offer to any person to whom it is unlawful to make such an offer or a solicitation (“démarchage”) by anyone not authorized so to act in accordance with articles L. 341-3, L. 341-4 and L. 341-7 of the French Code Monétaire et Financier. Accordingly, no security will be offered, under any circumstances, directly or indirectly, to the public in France.

This prospectus and any other documents or materials relating to the offer are confidential, are being supplied to you solely for your information and may not be reproduced, re-distributed or passed to any other person or published in whole or in part for any purpose.

Notice to Prospective Investors in Belgium

This offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and any other offering material relating to the offering has not been, and will not be, approved by the Belgian Banking, Finance and Insurance Commission pursuant to the Belgian laws and regulations applicable to the public offering of securities. Accordingly, this offering, as well as any other materials relating to the offering, may not be advertised, offered or distributed in any other way, directly or indirectly, to any other person located and/or resident in Belgium other than in circumstances which do not constitute an offer to the public in Belgium pursuant to the Belgian law of June 16, 2006 on the public offering of investment instruments and the admission of investment instruments to trading on a regulated market.

Notice to Prospective Investors in Switzerland

We have not and will not apply for a license from the Federal Banking Commission and, therefore, this offering is not addressed to the general public in Switzerland and no advertising to the general public will take place. Marketing of the units in Switzerland is and will be restricted to Qualified Investors as defined in the relevant Swiss laws (such as banks, insurance companies, pension funds and high net worth individuals).

This prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a of the Swiss Code of Obligations. We have not applied for a listing of the units, shares and warrants on the SWX Swiss Exchange and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules.

Notice to Prospective Investors in the United Arab Emirates (Excluding the Dubai International Financial Centre)

The units have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus does not constitute a public offer of securities in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus you should consult an authorized financial adviser. This prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Notice to Prospective Investors in the Dubai International Financial Centre

This statement relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The units to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the units offered should conduct their own due diligence on the units. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriter. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospectus of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, currently prevailing market conditions in equity securities markets, and current market valuations of publicly traded companies considered comparable to us. The prices at which the units will trade in the public market after this offering may be lower than the initial public offering price or an active trading market in our units, common stock or warrants may not develop and continue after this offering.

We anticipate that the units will be listed on the American Stock Exchange under the symbol “FYR.U” and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols “FYR” and “FYR.WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. The following table does not include an aggregate of 5,000,000 units that may be purchased by Lazard at the initial public offering price of $10.00 per unit (for an aggregate purchase price of $50,000,000). The underwriter will not receive any underwriting discounts or commissions on those units. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional units.

	Paid by Sapphire Industrials Corp.
	No Exercise	Full Exercise
Per unit	$0.575	$0.575
Total	$43,125,000	$50,025,000

The amounts paid by us in the table above include $27,750,000 in deferred underwriting discounts and commissions (or $32,190,000 if the over-allotment option is exercised in full), or approximately $0.370 per unit (excluding units purchased by Lazard in this offering), which will be placed in trust until our completion of an initial business combination as described in this prospectus. If we consummate the initial business combination, the deferred underwriting discounts and commissions will be released to the underwriter out of the balance held in the trust account. If we do not complete the initial business combination and the account agent must distribute the balance of the trust account, the underwriter has agreed that (i) on our liquidation it will forfeit any rights or claims to its deferred underwriting discounts and commissions then in the trust account, and (ii) that the deferred underwriter discounts and commissions will be distributed on a pro rata basis to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc. may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriter in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriter’s over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriter may also make “naked” short sales of units in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriter may also impose a penalty bid. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be approximately $1,400,000, exclusive of underwriting discounts and commissions.

The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business. From time to time, Citigroup Global Markets Inc. has provided, and continues to provide, investment banking and other services to Lazard and affiliates of Lazard and its employees and to Wasserstein & Co., LP and its affiliates, for which it has received and expects to receive customary fees and commissions.

A prospectus in electronic format may be made available by the underwriter on a website maintained by the underwriter. Units may be sold by the underwriter to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and will pass upon the validity of the securities offered in this prospectus. Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel for the underwriter in this offering. Akin Gump Strauss Hauer & Feld LLP has in the past performed, and may continue to perform, legal services for Lazard and its affiliates.

EXPERTS

The financial statements, as of October 2, 2007 and for the period September 27, 2007 (date of inception) to October 2, 2007, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph that states Sapphire Industrials Corp.’s business plan is dependent upon completion of adequate financing through a Proposed Public Offering, which raises substantial doubt about its ability to continue as a going concern) and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits and amendments for further information about us, our securities and this offering. The registration statement and its exhibits and amendments, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Sapphire Industrials Corp.:

We have audited the accompanying balance sheet of Sapphire Industrials Corp. (a corporation in the development stage) (the “Company”) as of October 2, 2007, and the related statements of operations, cash flows and stockholders’ deficit for the period from September 27, 2007 (date of inception) to October 2, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of October 2, 2007, and the results of its operations and its cash flows for the period from September 27, 2007 (date of inception) to October 2, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent upon completion of adequate financing through a Proposed Public Offering and it has a stockholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are discussed in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP

New York, New York

October 9, 2007, except for Note 7, as to which the date is January 16, 2008

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

BALANCE SHEET

October 2, 2007

ASSETS
Current Assets - Cash	$100,000
Deferred Offering Costs	350,000

Total Assets	$450,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accrued expenses	$350,232
Note payable	100,000

Total Current Liabilities	450,232

Total Liabilities	450,232

Commitment

Stockholders’ Deficit:
Preferred stock, $0.001 par value per share (1,000,000 shares authorized; none issued or outstanding)	—
Common stock, $0.001 par value per share (300,000,000 shares authorized; 14,375,000 shares issued and outstanding)	14,375
Additional paid-in capital	129,375
Deficit accumulated during the development stage	(232)

143,518
Less — Stock subscriptions receivable	(143,750)

Total Stockholders’ Deficit	(232)

Total Liabilities and Stockholders’ Deficit	$450,000

See Notes to Financial Statements.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF OPERATIONS

For the period September 27, 2007 (inception) to October 2, 2007

Formation Costs	$ 232

Income Taxes	—

Net Loss	$ (232)

Net Loss Per Share:

Weighted average shares outstanding, basic and diluted	14,375,000

Net loss per share, basic and diluted	$ 0.00

See Notes to Financial Statements.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF CASH FLOWS

For the period September 27, 2007 (inception) to October 2, 2007

Cash flows from operating activities:
Net loss	$(232)
Increase in accrued expenses	232

Net cash used in operating activities	—

Cash flows from financing activities:
Proceeds from note payable	100,000

Net cash provided by financing activities	100,000

Net increase in cash	100,000
Cash at beginning of period	—

Cash at end of period	$100,000

Supplemental Disclosure of Noncash Financing Activities:
Deferred offering costs included in accrued expenses	$350,000

See Notes to Financial Statements.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the period September 27, 2007 (inception) to October 2, 2007

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Stock Subscriptions Receivable	Stockholders’ Deficit
	Shares	Amount
Balance at September 27, 2007 (inception)	—	$—	$—	$—	$—	$—
Issuance of units to initial stockholders at $0.01 per unit	14,375,000	14,375	129,375	—	(143,750)	—
Net loss				(232)		(232)

Balance at October 2, 2007	14,375,000	$14,375	$129,375	$(232)	$(143,750)	$(232)

See Notes to Financial Statements.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Sapphire Industrials Corp. (the “Company”) was incorporated in Delaware on September 27, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses. The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At October 2, 2007, the Company had not yet commenced any operations. All activity through October 2, 2007 relates to the Company’s formation and its ability to begin operations is dependent upon the proposed public offering described below. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has selected December 31 as its fiscal year-end.

As described above, the Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 50,000,000 units (the “Units”) which is discussed in Note 2 (“Proposed Public Offering”) and in the Company’s Registration Statement on Form S-1, filed in October, 2007 (the “Form S-1”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering, although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward consummating a business combination with an operating business or businesses (the “Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that substantially all of the net proceeds related to the Proposed Public Offering will be held in a trust account (the “Trust Account”) and invested in money market funds that invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the United States. Until the earlier of (i) the consummation of the Business Combination or (ii) the liquidation of the Company, the remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business or businesses, will be required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Public Offering, including all of the officers and directors of the Company (the “Initial Stockholders”) purchased founders units (the “Founders Units”), which each consist of one share of the Company’s common stock and one common stock purchase warrant (“Founders Warrants”). The Founders Warrants each entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share and become exercisable after the consummation of a Business Combination if and when the sales price of the common stock exceeds a specified price level. The Founders Warrants expire five years from the effective date of the registration statement governing the Proposed Public Offering and in the event of a liquidation as described below, the Founders Warrants will not participate in any distributions from the Trust Account and will expire worthless. The Initial Stockholders have agreed to vote their shares of common stock included in their Founders Units in accordance with the majority of the shares of common stock voted by the public stockholders with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable and the Initial Stockholders will be able to vote their shares independently of the public stockholders.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS—(Continued)

With respect to a Business Combination which is approved and consummated, any public stockholder who voted against the Business Combination may demand that the Company convert his or her shares into a pro rata share of the Trust Account. Accordingly, public stockholders holding up to 30% less one share of the aggregate number of shares owned by all public stockholders may seek conversion of their shares in the event of a Business Combination. Such public stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s amended and restated certificate of incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence until 24 months from the effective date of the registration statement governing the Proposed Public Offering, and, unless the Company has completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate. Upon dissolution, the Company will distribute to all of the public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, plus any remaining net assets.

Concentration of Credit Risk — The Company maintains cash in an uninsured brokerage account. The Company has not experienced any losses in this account.

Deferred Offering Costs — Deferred offering costs consist of legal and professional fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ deficit upon receipt of the capital raised or charged to operations if the Proposed Public Offering is not completed.

Deferred Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Net Loss Per Share — Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Diluted net loss per share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle Founders Warrants, as calculated using the treasury stock method. During the period September 27, 2007 through October 2, 2007, the Founders Warrants were antidilutive and consequently the effect of their conversion into shares of common stock has been excluded from the calculation of diluted net loss per share.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS—(Continued)

2. Proposed Public Offering

As described in Note 1 above, the Proposed Public Offering calls for the Company to offer for public sale up to 50,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 7,500,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (the “Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and one year from the effective date of the registration statement governing the Proposed Public Offering and expiring four years from the effective date of the registration statement governing the Proposed Public Offering. There will be no distribution from the Trust Account with respect to the Warrants in the event of a liquidation as described in Note 1 above, and such Warrants will expire worthless.

Lazard Funding Limited LLC (“Lazard Funding”), which owns a majority of the Company’s shares owned by the Initial Stockholders, is a wholly-owned subsidiary of Lazard Group LLC (“Lazard Group”). Lazard Group is an indirect subsidiary of Lazard Ltd (together with Lazard Funding and Lazard Group, referred to as “Lazard”). Management of the Company are employees of Lazard. Lazard is a preeminent international financial advisory and asset management firm, and Lazard Ltd’s Class A common stock is traded on the New York Stock Exchange.

3. Note Payable

The Company issued an unsecured promissory note in an aggregate principal amount of $100,000 to Lazard Funding on October 1, 2007. The note bears interest at a rate of 3.60% per annum and is payable on the earlier of April 1, 2008 or the closing of the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

4. Income Taxes

Components of the Company’s deferred tax assets are as follows:

Net operating loss carry forward	$ 79
Less — valuation allowance	(79)

Total	$ —

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

The effective tax rate differs from the statutory rate of 34% due to the establishment of the valuation allowance.

5. Commitment

The Company presently occupies certain office space provided by Lazard. Lazard has agreed to make such office space, including conference rooms in New York City, and administrative services available to the Company, until a Business Combination is consummated or the Company liquidates. The Company has agreed to pay Lazard $15,000 per month for such services commencing on the effective date of the registration statement governing the Proposed Public Offering.

SAPPHIRE INDUSTRIALS CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS—(Continued)

6. Equity Securities

Founders Units–As of October 2, 2007, the Company has issued and outstanding 14,375,000 Founders Units on a subscription basis. The warrants included in the Founders Units are recorded within “additional paid-in capital” because in no event will the registered holder of a warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in shares of our common stock, even if the common stock underlying the warrants is not covered by an effective registration statement. Those Founders Units assume that in the Proposed Public Offering, the underwriter exercises its over-allotment option. Should the underwriter not exercise in full the over-allotment option, the Company would repurchase and cancel up to 1,875,000 Founders Units at $0.01 per unit.

Preferred Stock–The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7. Subsequent Events

As of October 11, 2007, the Company had received payments that totaled $143,750, representing all of the stock subscriptions outstanding as of October 2, 2007.

In connection with the filing, on December 14, 2007 of Amendment No. 2 to the Form S-1 (“Amendment No. 2”), the Company modified certain terms of the Proposed Public Offering. The principal changes to the terms of the Proposed Public Offering, as described in Note 1 above, include (i) the offer for public sale of 80,000,000 Units at $10 per unit rather than 50,000,000 Units and (ii) the conversion rights limit being increased to 33.33% from 30%. In addition, in Amendment No. 2, the Company discloses that it plans to amend and restate its certificate of incorporation to increase its number of shares of authorized common stock to 600,000,000 from 300,000,000 as well as its intent to effect a split of the Founders Units, prior to the closing of the Proposed Public Offering, in order to ensure that the Founders Units comprise 20% of the outstanding Units immediately following the Proposed Public Offering. Accordingly, such Founders Units would aggregate 23,000,000 units, which assumes that the underwriter exercises its over-allotment option in full, rather than 14,375,000 Founders Units described in Note 6 above. Should the underwriter not exercise in full the over-allotment option, the Company would repurchase and cancel up to 3,000,000 Founders Units at $0.00625 per unit. Furthermore, in Amendment No. 2, the Company describes certain circumstances in which it will continue in existence for as long as 36 months rather than the 24 months described in Note 1 above. In addition, on January 16, 2008, the Company changed the exercise price of the Warrants described in Note 2 above to $7.00 from $7.50 per share.

*****

$800,000,000

SAPPHIRE INDUSTRIALS CORP.

80,000,000 Units

PROSPECTUS

                    , 2008

Citi

Until                     , 2008 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Account Agent’s fee	$5,000	(1)
SEC Registration Fee	28,244
FINRA filing fee	75,500
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	135,000
Printing and engraving expenses	200,000
Directors & Officers liability insurance premiums	400,000	(2)
Legal fees and expense	850,000
Miscellaneous	36,256	(3)

Total	$1,800,000

(1)	In addition to the initial acceptance fee that is charged by Mellon Bank, N.A., as account agent, the registrant will be required to pay to Mellon Bank, N.A. annual fees of $3,500 for acting as account agent and will be required to pay to Mellon Investor Services LLC annual fees of $15,000 for acting as transfer agent of the registrant’s common stock, warrant agent for the registrant’s warrants and escrow agent.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the closing of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following founder units, each comprised of one share of common stock and one warrant, without registration under the Securities Act:

Securityholders	Number of Units
Lazard	17,415,600
Donald G. Drapkin	4,600,000
Douglas C. Taylor	383,333
Charles G. Ward	306,667
Thomas Dooley	73,600
R. Ian Molson	73,600
David M. Schizer	73,600
Ronald J. Kramer	73,600

Total	23,000,000

Such founder units were issued on October 2, 2007, with such number of units giving effect to the split of the units that we expect to occur prior to the closing of this offering to ensure that the founder units comprise 20% of the outstanding units after this offering. Such founder units were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The units issued to the individuals and entity above were sold for an aggregate offering price of $143,750, at a purchase price of $0.00625 per unit on a post-split basis.

Additionally, Lazard Funding Limited LLC has committed to purchase from us an aggregate of 12,500,000 warrants with an exercise price of $7.50 per share at a price of $1.00 per warrant (for a total purchase price of $12,500,000). This purchase will take place on a private placement basis simultaneously with the closing of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by Lazard Funding Limited LLC was made pursuant to a Subscription Agreement, dated as of October 10, 2007 (the form of which was filed as Exhibit 10.14 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by Lazard Funding Limited LLC are conditions outside of its control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**

3.1	Form of Amended and Restated Certificate of Incorporation.**

3.2	Form of Amended and Restated By-laws.**

4.1	Specimen Unit Certificate.**

4.2	Specimen Common Stock Certificate.**

4.3	Specimen Warrant Certificate.**

4.4	Form of Warrant Agreement between the Registrant and Mellon Investor Services LLC.**

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**

10.1	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Lazard.**

Exhibit No.	Description
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Donald G. Drapkin.**

10.3	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Douglas C. Taylor.**

10.4	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Charles G. Ward.**

10.5	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Thomas Dooley.**

10.6	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and R. Ian Molson.**

10.7	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and David M. Schizer.**

10.8	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Ronald J. Kramer.**

10.9	Form of Trust Account Agreement between Mellon Bank, N.A. and the Registrant.**

10.10	Form of Securities Escrow Agreement between the Registrant, Mellon Investor Services LLC and the securityholders named therein.**

10.11	Form of Letter Agreement between Lazard and Registrant regarding administrative support.**

10.12	Promissory Note issued to Lazard Funding Limited LLC.**

10.13	Form of Registration Rights Agreement among the Registrant and Lazard Funding Limited LLC.**

10.14	Form of Amended and Restated Warrant Subscription Agreement between the Registrant and Lazard Funding Limited LLC.**

10.15	Initial Unit Subscription Agreement between the Registrant and Lazard Funding Limited LLC.**

10.16	Initial Unit Subscription Agreement between the Registrant and Donald G. Drapkin.**

10.17	Initial Unit Subscription Agreement between the Registrant and Douglas C. Taylor.**

10.18	Initial Unit Subscription Agreement between Registrant and Charles G. Ward.**

10.19	Initial Unit Subscription Agreement between the Registrant and Thomas Dooley.**

10.20	Initial Unit Subscription Agreement between the Registrant and R. Ian Molson.**

10.21	Initial Unit Subscription Agreement between the Registrant and David M. Schizer.**

10.22	Initial Unit Subscription Agreement between the Registrant and Ronald J. Kramer.**

10.23	Form of Letter Agreement between Lazard Funding Limited LLC and Citigroup Global Markets Inc. regarding open market share purchases.**

14	Form of Code of Ethics.**

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).**

24	Power of Attorney (included on signature page of this Registration Statement).**

99.1	Form of Audit Committee Charter.**

99.2	Form of Nominating Committee Charter.**

*   Filed herewith.

** Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of January, 2008.

SAPPHIRE INDUSTRIALS CORP.

By:	/S/ DONALD G. DRAPKIN
Name:	Donald G. Drapkin
Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/S/ DONALD G. DRAPKIN Donald G. Drapkin	Chairman of the Board, Chief Executive Officer and President	January 17, 2008

/S/ DOUGLAS C. TAYLOR Douglas C. Taylor	Chief Financial Officer and Director (Principal financial and accounting officer)	January 17, 2008

* Charles G. Ward	Director	January 17, 2008

* Thomas Dooley	Director	January 17, 2008

* R. Ian Molson	Director	January 17, 2008

* David M. Schizer	Director	January 17, 2008

* Ronald J. Kramer	Director	January 17, 2008

*	/S/ DOUGLAS C. TAYLOR
Douglas C. Taylor
Attorney-In-Fact